GOL EQUITY FINANCE,1
as Issuer,

NEW GOL PARENT S.A.,
as Parent and Guarantor,

GOL LINHAS AÉREAS INTELIGENTES S.A.,
as Guarantor,

the other GUARANTORS party hereto,

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee, Registrar, Transfer Agent and as Paying Agent,

and

TMF GROUP NEW YORK, LLC,
as Collateral Agent

INDENTURE

Dated as of [June 5], 2025

9.500% Second Lien Notes Due 2030

[1] Note to Draft: Subject to continued review and negotiation in all respects, except with respect to provisions relating to the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section	Indenture Section
310(a)(1)	7.09(a)
(a)(2)	7.09(a)
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09(a)
(b)	7.07; 7.09(b)
311(a)	7.10
(b)	7.10
312(a)	2.05
(b)	11.16
(c)	11.16
313(a)	7.11(a)
(b)	7.11(b)
(c)	7.11(c)
(d)	7.11(d)
314(a)	4.06(c); 4.06(e)
(b)	12.11(a)
(c)(1)	11.03(a)(i)
(c)(2)	11.03(a)(ii)
(c)(3)	Not Applicable
(d)	12.11
(e)	11.03(b)
(f)	Not Applicable
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.16
316(a)(1)(A)	6.12(a)
316(a)(1)(B)	6.13
(a)(2)	Not Applicable
(a) (last sentence)	Not Applicable
(b)	6.08
(c)	1.05(e)
317(a)(1)	6.03(a)
(a)(2)	6.10(a)
(b)	2.04(b)
318(a)	1.06
318(b)	Not Applicable
318(c)	Not Applicable

* This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS

Page

Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Article 2
THE NOTES

Article 3
REDEMPTION

i

Article 4
COVENANTS

Article 5
CONSOLIDATION, MERGER, SPIN-OFF OR TRANSFER

Section 5.01 Limitation on Consolidation, Merger, Spin-Off or Transfer of Assets	84
Section 5.02 Successor Substituted	86

ii

Article 6
EVENTS OF DEFAULT AND REMEDIES

Article 7
TRUSTEE AND AGENTS

Article 8
DISCHARGE OF INDENTURE; DEFEASANCE

iii

Article 9
AMENDMENTS

Article 10
GUARANTEES

Article 11
MISCELLANEOUS

iv

Article 12
COLLATERAL

Schedules:

Schedule I – Approved Appraisal Firms
Schedule II – Collateral Documents

Schedule III – Permitted Holders

Schedule IV – Material Intellectual Property

Schedule V – Designated Locations

Exhibits:

Exhibit A – Form of Note

Exhibit B – Form of Supplemental Indenture

Exhibit C – Form of Transfer Notice

Exhibit D – Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend

Exhibit E – Form of Transfer Certificate for Transfer from a Regulation S Global Note to a Restricted Global Note

Exhibit F – Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

Exhibit G – Form of Compliance Certificate

Exhibit H – Form of Second Lien Pari Passu Intercreditor Agreement

Exhibit I – Form of First Lien/Second Lien Intercreditor Agreement

Exhibit J – Form of PIK Election Notice

v

INDENTURE, dated as of [June 5], 2025, among GOL Equity Finance, a public limited liability company (société anonyme) incorporated and existing under the laws of Luxembourg, having its registered office at 17, Boulevard Raiffeisen, L-2411 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B224920 (together with any successor thereto, the “Company” or the “Issuer”), New GOL Parent S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of Luxembourg, having its registered office at 17, Boulevard Raiffeisen, L-2411 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B295449 (together with any successor thereto, the “Parent”), GOL Linhas Aéreas Inteligentes S.A., a corporation (sociedade anônima) organized and existing under the laws of Brazil (“GLAI”), the other Guarantors party hereto, Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), Registrar, Transfer Agent and Paying Agent and TMF Group New York, LLC, as Collateral Agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 9.500% Second Lien Notes due 2030 (the “Notes”) issued pursuant to this Indenture, as follows:

Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01       Definitions.

“Abra” means Abra Group Limited, a limited liability company incorporated under the laws of England and Wales with registered number 13926427, together with its successors.

“Abra Service Agreement” means [an agreement with Abra that is substantially consistent with the Intercompany Strategic Advisory Services Agreement, dated as of December 18, 2024, by and between Abra and Aerovías del Continente Americano S.A. Avianca.]

“Acquired Indebtedness” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Parent or at the time it merges or consolidates with Parent, the Company or any of the Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness will be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Parent, the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning specified in Section 4.05.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except for the issue date, issue price and, if applicable, the first interest payment date, the initial interest accrual date and the CUSIP number.

“Affiliate” means, with respect to any Person, any other Person that is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Transaction” has the meaning specified in Section 4.09.

“Agents” means each of the Registrar, the Transfer Agent, the Paying Agent, and the Collateral Agent, individually, an “Agent.”

“Aircraft” means any aircraft owned by or leased to the Parent, GLAI or any of their Subsidiaries.

“Aircraft Indebtedness” means any (i) Indebtedness incurred to finance the acquisition or maintenance of Aircraft or Engines, which may be secured by Aircraft or Engines the acquisition or maintenance of which are so financed, (ii) any asset-based Indebtedness on terms that are customary in the aviation industry secured by Aircraft or Engines, and (iii) pre-delivery payment financing of Aircraft or Engines.

“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“ANAC” means the Brazilian National Civil Aviation Agency (Agência Nacional de Aviação Civil).

“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable.

“Applicable Rating” means the lower of (1) the first rating of the Notes issued by the applicable Rating Agency within sixty (60) days following the Issue Date (which rating shall be deemed to be no lower than B- by Standard & Poor’s and Fitch or B3 by Moody’s) and (2) the applicable rating of the Notes at the time of public announcement by the Company of (i) a Change of Control, or (ii) of the Company’s intention to effect a Change of Control.

“Approved Appraisal Firm” means any of the firms or institutions listed on Schedule I, and, solely to the extent such firms are unavailable for the required project and following consultation with the Required Investors, any other firm or institution that is nationally recognized as being experienced in conducting appraisals of the applicable type.

“Asset Acquisition” means:

(i)    an Investment by the Parent, the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Parent, the Company or any Restricted Subsidiary;

(ii)    the acquisition by the Parent, the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Parent) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(iii)    any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (including by way of merger or consolidation), whether in a single transaction or a series of related transactions, of property or assets of the Parent (other than the sale of Capital Stock of the Parent), the Company or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”), or (ii) the issuance or sale of Capital Stock of GLAI, the Company or any of the Restricted Subsidiaries (but not, for the avoidance of doubt, by the Parent or any Parent Entity, whether in a single transaction or a series of related transactions and other than Disqualified Capital Stock or Preferred Stock of GLAI or the Restricted Subsidiaries issued in compliance with Section 4.08 or the issuance of director’s qualifying shares), in each case, other than:

(A)           other than Key Collateral, a disposition of Cash Equivalents or obsolete, damaged, unnecessary, unsuitable or worn out property, equipment or other assets in the ordinary course of business and dispositions of inventory, goods or other assets in the ordinary course of business or no longer useful in the ordinary course of the Parent’s, the Company’s or the Restricted Subsidiaries’ business;

(B)           the disposition of all or substantially all of the assets by the Issuer or any Guarantor in a manner permitted pursuant to Article 5 or any disposition that constitutes a Change of Control;

(C)           the making of any Restricted Payment or Permitted Investment (not involving any Key Collateral) that is permitted to be made, and is made, pursuant to Section 4.19 or the granting of a Lien permitted by Section 4.21;

(D)           any disposition of assets (other than Key Collateral) in any transaction or series of related transactions with an aggregate Fair Market Value of less than U.S.$5,000,000;

(E)            other than the disposition of Key Collateral to any Person other than the Parent, the Issuer or the Guarantors, any disposition of property or assets, or issuance or sale of securities by the Parent or any Restricted Subsidiary (including Capital Stock of such Restricted Subsidiary) to the Parent or any Guarantor, or by any Restricted Subsidiary that is not a Guarantor (including Capital Stock of such Restricted Subsidiary) to the Parent or any Restricted Subsidiary, including, for the avoidance of doubt, in connection with the unwinding, dissolution or liquidation of any Subsidiary of the Parent in connection with any measures adopted by the Parent, GLAI or any Restricted Subsidiary in order to simplify its corporate structure (as determined in good faith by management of the Parent);

(F)            the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business or that do not materially interfere with the business of the Parent, the Company and the Restricted Subsidiaries as then in effect;

(G)           any issuance, sale or other disposition of Capital Stock of an Unrestricted Subsidiary;

(H)           disposition or discount of any Receivables;

(I)              dispositions of Factoring Receivables pursuant to Factoring Facilities;

(J)             other than with respect to Key Collateral, (i) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise) with respect to assets, (ii) transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event and (iii) any disposition required by law or any Governmental Authority;

(K)           the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets, in each case, held for sale in the ordinary course of business;

(L)            the licensing, sublicensing or cross-licensing of intellectual property in the ordinary course of business (including between Restricted Subsidiaries) and which does not materially interfere with the business of the Parent, the Company and the Restricted Subsidiaries as then in effect;

(M)          the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(N)           dispositions of Investments (including Capital Stock) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(O)           dispositions of property (other than Key Collateral) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the net proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(P)            any financing transaction with respect to property built or acquired by the Parent, the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions, in each case, permitted under this Indenture;

(Q)           any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(R)           the unwinding or voluntary termination of any Hedging Obligations;

(S)            (i) any issuance, sale or other disposition of Capital Stock (other than Disqualified Capital Stock) of GLAI or any Parent Entity pursuant to any bona fide management incentive plan or (ii) any issuance, sale or other disposition of Capital Stock (other than Disqualified Capital Stock) of the Company or a Restricted Subsidiary in an amount not to exceed U.S.$5,000,000 at any time pursuant to any bona fide management incentive plan;

(T)            subject to the terms of the applicable Collateral Document, any disposition of Spare Parts in the ordinary course of business; provided that the proceeds of any such disposition are reasonably promptly applied to the purchase price of (1) replacement Spare Parts or (2) other assets that are pledged as Collateral;

(U)           any disposition pursuant to the Plan of Reorganization;

(V)           any disposition pursuant to any Permitted Group Transaction; and

(W)         other than with respect to Key Collateral, sales or dispositions of (including through discontinuing the use or maintenance of, abandoning, failing to pursue or enforce or otherwise allowing to lapse, terminate, be invalidated or put into the public domain) intellectual property that is not used or useful, or economically practicable to maintain, enforce or defend.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Parent or the Company, in their sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Denomination” has the meaning specified in Section 2.02.

“Aviation Authority” shall mean (a) ANAC and/or any of its sub departments, including the RAB and any successor thereof and/or (b) any other Governmental Authority which, from time to time, has control or supervision of civil aviation.

“Azul” means Azul S.A., a corporation (sociedade anônima) organized under the laws of Brazil, together with its affiliates and successors of any of the foregoing.

“Azul Transaction” means any merger, acquisition, consolidation, amalgamation or similar strategic business combination transaction, other than any joint venture (including any arrangement of limited cooperation on specific routes (such as interlining, frequent flyer programs and lounge access, code sharing, and similar arrangements)), among the Parent, GLAI or any of its Subsidiaries on the one hand, and Azul and its Subsidiaries on the other.

“Bankruptcy Law” means Title 11, U.S. Code, Brazilian Law No. 11,101 of February 9, 2005, as amended, or any other liquidation, conservatorship, bankruptcy (falência), assignment for the benefit of creditors, marshalling of the assets and liabilities, moratorium, rearrangement, receivership, insolvency, reorganization (recuperação judicial ou extrajudicial), restructuring, or similar federal, state or foreign debtor relief laws of the United States, Brazil or other applicable jurisdictions from time to time in effect.

“Baseline Redemption Premium” has the meaning specified in Section 3.01.

“Brazilian Civil Code” means Brazilian Law No. 10.406, dated January 10, 2002, as amended.

“Brazilian Collateral Agent” means TMF Brasil Administração e Gestão de Ativos Ltda., until a successor Brazilian Collateral Agent shall have become such pursuant to the applicable provisions of the applicable Collateral Documents, and, thereafter, “Brazilian Collateral Agent” shall mean such successor Brazilian Collateral Agent.

“Brazilian Code of Civil Procedure” means Brazilian Law No. 13.105, dated March 16, 2015, as amended.

“Brazilian Corporate Law” means Brazilian Law No. 6.404, dated December 15, 1976, as amended.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday in the Brazil, Luxembourg or the United States or a day on which banking institutions or trust companies are authorized or obligated by law to close in Brazil, Luxembourg, or New York City.

“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).

“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such Person’s equity, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(i)    U.S. dollars, Brazilian Reais or money in the local currency of any country in which the Parent, the Company or any of the Restricted Subsidiaries operates;

(ii)    (x) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof and (y) marketable general obligations issued or unconditionally guaranteed by Brazil or the Central Bank with maturities not exceeding one year from the date of acquisition;

(iii)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any country recognized by the Unites States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s or any successor thereto;

(iv)    commercial paper outstanding at any time, maturing not more than one year after the date of acquisition, issued by any Person (other than an Affiliate of the Parent) that is organized under the laws of the United States of America, any state thereof or any Latin American country recognized by the United States and rated P-1 or better from Moody’s or A-1 or better from S&P or, with respect to Persons organized outside of the United States, a local market credit rating at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s and in each case with maturities of not more than 360 days from the date of acquisition thereof;

(v)    demand deposits, certificates of deposit, overnight deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States or the laws of Brazil or any political subdivision thereof and at the time of acquisition thereof has capital and surplus in excess of U.S.$500,000,000 (or the foreign currency equivalent thereof) and a rating of P-1 or better from Moody’s or A-1 or better from S&P or, with respect to a commercial bank organized outside of the United States, a local market credit rating of at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s, or with government owned financial institution that is organized under the laws of any of the countries in which the Parent, the Company or the Restricted Subsidiaries conduct business;

(vi)    insured demand deposits made in the ordinary course of business and consistent with the Parent’s, the Company’s or their Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

(vii)    repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (v) above;

(viii)    substantially similar investments denominated in the currency of any jurisdiction in which the Parent, the Company or any of the Restricted Subsidiaries conducts business of issuers whose country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s;

(ix)    any other securities or pools of securities that are classified under IFRS as cash equivalents or short-term investments on a balance sheet as of such date; and

(x)    investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (i) through (ix) above.

“Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Certificated Note” has the meaning specified in Section 2.06.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale or transfer of all or substantially all the assets of Parent and its Subsidiaries, taken together, to another Person (in each case, unless such other Person is a Permitted Holder); (ii) the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “Person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent; or (iii) the Parent ceases to be the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least 50% of the total voting power of the Voting Stock of GLAI or the Issuer.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock (or of the right to vote the Voting Stock) in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred (provided that Permitted Holders beneficially own more than 50% of all voting interests in Parent’s Voting Stock beneficially owned by such group) and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of the Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors (or similar body) of such parent entity.

Notwithstanding the foregoing, a transaction in which Parent becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the shareholders of Parent immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of Parent’s voting stock as such shareholders beneficially own immediately following the consummation of such transaction or (b) immediately following the transaction no person or “group” (other than a person or “group” whose ownership would not otherwise result in a Change of Control pursuant to clause (ii) in the immediately preceding paragraph) shall have beneficial ownership of more than 50%, on a fully diluted basis, of the voting interest in such Person’s Voting Stock.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Collateral” means, collectively, all assets subject or purported to be subject to any Lien pursuant to the Collateral Documents listed on Schedule II hereto, including: (i) Smiles IP, (ii) Non-Smiles IP, (iii) Spare Parts, (iv) all shares of Smiles, (v) subject to the following provisos, Slots, (vi) the Exit Proceeds Account, and (vii) any and all proceeds or products of the foregoing to the extent such proceeds and products are pledged pursuant to the same Collateral Documents as any of the foregoing and subject to, and as permitted under, applicable law; provided that the Slots shall not be subject to a Lien pursuant to the Collateral Documents (A) until the Springing Lien Date or (B) in any event, if the Slots become Excluded Assets, in which case such Lien shall automatically be released and the Collateral Trustee shall take all actions requested in accordance with Section 12.02(a)(2)(D); provided, further, that solely for purposes of compliance with Section 4.21, the Slots shall be deemed to be “Collateral” prior to the Springing Lien Date.

“Collateral Agent” (i) has the meaning specified in the preamble of this Indenture and (ii) means any Person appointed as a “Collateral Agent” under any of the Collateral Documents, in each case, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture or the Collateral Documents, and thereafter “Collateral Agent” shall mean the successor serving hereunder or thereunder.

“Collateral Document Order” has the meaning specified in Section 12.07(r).

“Collateral Documents” means any security agreement, pledge agreement, assignment agreement, account control agreement, UCC financing statement, fiduciary transfer agreement (alienação fiduciária), fiduciary assignment (cessão fiduciária), collateral assignment, mortgage, deed of trust, intellectual property assignments, intellectual property pledges or other agreements or documents of any kind required to be delivered in connection with any Collateral and which creates or purports to create a security interest in favor of the Collateral Agent for the benefit of the Secured Parties, in all or any portion of the Collateral (including Collateral pursuant to Section 4.11), each of them as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time, including, without limitation, each Collateral Document listed on Schedule II hereto.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Compliance Certificate” means an Officer’s Certificate, substantially in the form of Exhibit G, stating (to the extent required pursuant to the terms of this Indenture): (i) whether a Default or an Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action that the Company is taking or proposes to take with respect thereto, (ii) the Consolidated Net Leverage Ratio of the Parent as of the last day of the fiscal quarter most recently ended, together with calculations in reasonable detail to such effect, or (iii) compliance with Section 4.18.

“Consolidated EBITDAR” means, with respect to any Person, as of any date of determination, the Consolidated Net Income of such Person and its Restricted Subsidiaries on a consolidated basis for the most recently ended four full fiscal quarters ending on the latest date covered by the latest financial statements of such Person (for the avoidance of doubt, Consolidated Net Income shall be calculated excluding any unrealized synergies or cost savings and without giving effect to any future projections or run-rate adjustments as of the time of such determination), plus, without duplication:

(i)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(ii)    Fixed Charges, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(iii)    any foreign currency translation net losses, accounting for such gains or losses, (including gains or losses related to currency remeasures of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such net losses were deducted in computing such Consolidated Net Income; plus

(iv)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(v)    the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(vi)    stock compensation expense for grants to any employee, director or contractor of such Person or its Restricted Subsidiaries to the extent such expense was deducted in computing such Consolidated Net Income; plus

(vii)    any non-cash mark-to-market accounting losses arising under fuel or other hedging arrangements, to the extent deducted in computing such Consolidated Net Income; plus

(viii)    any net loss (inclusive of gains and losses) arising from the sale, exchange or other disposition of assets or liabilities by such Person or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such net loss was deducted in computing such Consolidated Net Income (excluding adjustments in clauses (ix) and (x) hereof); plus

(ix)    proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(x)    any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Capital Stock or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus

(xi)    any extraordinary, non-recurring, special or unusual expenses or losses that were deducted in computing such Consolidated Net Income; provided that such expenses shall not include any amounts attributable to ordinary fixed costs of such Person, including, without limitation, the costs of maintaining any aircraft, airframes, engines, or spare parts, or employee benefits, or any lost EBITDAR resulting from business interruptions such as natural disasters, aircraft down-time and traffic slowdown; minus

(xii)    any gains achieved from sale leaseback transactions entered into by any such Person; minus

(xiii)    any gains associated with (a) any accounting adjustments to the value of financial instruments, or (b) the extinguishment or conversion / exchange of debt to the extent included in Consolidated Net Income; minus

(xiv)    the sum of (i) income tax credits and (ii) interest income, in each case for such period included in computing such Consolidated Net Income.

As used in connection with any Person other than the Parent, the term “EBITDAR” shall have a correlative meaning with the foregoing on a stand-alone basis.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with IFRS and without any reduction in respect of Preferred Stock dividends; provided that:

(i)    all net after tax non-recurring or unusual gains or losses, and all gains or losses realized in connection with any Disposition of assets outside of the ordinary course of business or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;

(ii)    any net income or net loss from the conversion or exchange of any Indebtedness owed by such Person shall be excluded;

(iii)    the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(iv)    the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(v)    the cumulative effect of a change in accounting principles on such Person will be excluded;

(vi)    the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including that attributable to movement in the mark-to-market valuation of Hedging Obligations, will be excluded;

(vii)    any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(viii)    the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date, will be excluded; and

(ix)    any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.

“Consolidated Net Leverage Ratio” means, with respect to any specified Person for any period, Financial Net Debt of such Person held on the last day of such period divided by Consolidated EBITDAR of such Person during such period. The Consolidated Net Leverage Ratio shall be determined without regard to Azul and its Subsidiaries until such time as a Permitted Azul Transaction is consummated and Azul or any of its Subsidiaries become a Guarantor in accordance with Section 9.01.

“Consolidated Net Revenue” means, with respect to any specified Person for any period, the aggregate total revenue of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding revenue attributable to intercompany transactions), determined in accordance with IFRS.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office, in the case of the Trustee, as of the date of this Indenture is located, solely for purposes of transfer, surrender, exchange or presentation for final payment, at: Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801, Attn: Anita Woolery).

“covenant defeasance option” has the meaning specified in Section 8.01.

“Currency” means miles, points and/or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradable property and that can be sold or issued to Persons.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Deeply Subordinated Indebtedness”  means any Indebtedness of the Parent or any of its Subsidiaries which (i) is expressly subordinated in right of payment to the obligations under the Exit Notes (including in case of an insolvency proceeding of any of the Parent, the Issuer or the Guarantors), (ii) does not mature or require any amortization, redemption or other repayment of principal or interest or any similar amount in cash at any time prior to the Stated Maturity of the Exit Notes (including in case of an insolvency proceeding of any of the Parent, the Issuer or the Guarantors), (iii) does not provide for or require any security interest or encumbrance that is pari passu with or senior to the Liens securing the Exit Notes over any asset or any of the Parent, the Issuer or the Guarantors or any of their respective Subsidiaries and (iv) does not (including upon the happening of any insolvency proceeding) restrict the payment of amounts due under any Note or compliance by any of the Parent, the Issuer or the Guarantors with their obligations hereunder or under any Note.

“Deeply Subordinated Intercreditor Agreement” means an intercreditor agreement substantially consistent with the First Lien/Second Lien Intercreditor Agreement or the Second Lien Pari Passu Intercreditor Agreement, as applicable, with changes required by the definition of Deeply Subordinated Indebtedness and with immaterial changes thereto that the Collateral Agent is authorized to enter into in accordance with and upon receipt of the documents required by Section 12.07(l).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“defeasance trust” has the meaning specified in Section 8.02.

“Depositary” means DTC or any successor depositary for the Notes.

“Designated Locations” shall mean those locations listed in Schedule V.

“Designation” and “Designation Amount” have the respective meanings assigned to them in Section 4.20(a).

“Direction of the Required Holders” means a written direction or instruction from the Required Holders which may be in the form of an email or other form of written communication, and which may come from counsel to the Required Holders, and which must include a certification of beneficial ownership (in accordance with Section 1.05(k)) of sufficient holdings of the Notes by the Required Holders to collectively constitute Required Holders.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the date that is 91 days after the Stated Maturity of the Notes.

“DTC” means The Depository Trust Company.

“Engine” means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance and accessory of such Engine.

“Equity Consideration” means any consideration paid in the form of, or from the cash proceeds of any issuance of, Capital Stock or Preferred Equity (other than Disqualified Capital Stock), or any option, warrant or other right to acquire Capital Stock or Preferred Equity (other than Disqualified Capital Stock) of the Parent, any Parent Entity or GLAI (other than any Capital Stock or any option, warrant or other right to acquire Capital Stock issued in connection with the Plan of Reorganization).

“Equity Offering” means a private or public issuance for cash by GLAI or any Parent Entity, as applicable, of its Capital Stock (in the case of any Parent Entity, to the extent such cash proceeds are contributed to GLAI), other than (x) an issuance of any Subsidiary of GLAI, (y) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control or (z) any offering of Disqualified Capital Stock.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning specified in Section 6.01.

“Exchangeable Take-Back Debt” means the 9.500% Exchangeable Second Lien Notes due 2030, issued pursuant to that certain indenture, dated as of the Issue Date, by and among GOL Equity Finance, as issuer, GLAI, as guarantor, the other guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee, and TMF Group New York, LLC, as collateral agent.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean (a) any particular assets, if the pledge thereof or security interest therein (i) is prohibited or restricted by applicable law (including rules and regulations of any Governmental Authority) or (ii) is prohibited or restricted by the contract, lease, license or other agreement governing such asset with a counterparty that is not Parent, the Issuer, a Restricted Subsidiary or an Affiliate thereof and that exists as of the later of the Issue Date and the date that the asset is acquired (and not entered into for purposes of avoiding the pledge thereof or security interest therein) or (iii) requires third-party consent; provided that the Parent or its Affiliates shall use reasonable best efforts to receive such consent and such consent has not been granted, in each case of clause (i) and (ii), except to the extent any such prohibition or restriction would be rendered ineffective or the enforcement thereof would be stayed under applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including Bankruptcy Law) or principles of equity, (b) Receivables, (c) deposit accounts, securities accounts, commodities accounts and other bank accounts, including all cash deposits and investments held therein (other than the Exit Proceeds Account), (d) Aircraft and Engines, (e) intellectual property assets held by the Parent or its Subsidiaries that are registered outside of Brazil, (f) real property interests (including fee-owned and leasehold property), (g) any intent-to-use trademark or service mark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under applicable U.S. federal law, (h) any assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company or the Guarantors and (i) with the consent of the Required Holders, any assets with respect to which the cost and/or burden of obtaining or perfecting such security are excessive in relation to the benefits to the Holders afforded thereby; provided that Excluded Assets shall not include (A) any proceeds of any Excluded Assets unless such proceeds would otherwise constitute Excluded Assets or (B) any Key Collateral.

“Exit Notes” means the 14.375% First Lien Notes due 2030, issued pursuant to that certain indenture, dated as of the Issue Date, by and among GOL Finance, as issuer, GLAI, as guarantor, the other guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee, and TMF Group New York, LLC, as collateral agent.

“Exit Notes Indenture” means the indenture governing the Exit Notes, as amended, restated, supplemented and otherwise modified from time to time.

“Exit Proceeds Account” means (i) initially, the deposit account of the Issuer maintained at Citibank, N.A. with the account number 36456675 and (ii) thereafter, as designated by the Issuer to the Trustee and the Collateral Agent, any other deposit account of the Issuer or a Guarantor maintained with a bank organized in the United States that complies with Section 4.14(b).

“Exit Proceeds Account Pledgor” means the Issuer or the Guarantor that is the owner of the Exit Proceeds Account.

“Expiration Date” has the meaning specified in Section 1.05(j).

“Factoring Costs” means, as of any date of determination, with respect to the unrestricted Factoring Receivables that are not subject to any Factoring Facility as of such date of determination, an amount equal to the aggregate costs, fees and expenses that the Parent and its Affiliates would need to incur in order to discount such Factoring Receivables pursuant to a Factoring Facility, as determined by the Parent on the basis of the average of the costs, fees and expenses incurred by the Parent and its Affiliates in connection with Factoring Facilities actually closed during the most recently ended four fiscal quarter period, and which determination shall be included in any Compliance Certificate that relies on such calculation.

“Factoring Facility” means any and all agreements or facilities entered into by the Parent, GLAI or any Restricted Subsidiary for the purpose of factoring, selling, transferring or disposing of Factoring Receivables for cash or other consideration.

“Factoring Receivables” means Receivables of the type set forth in Note 7 of GLAI’s financial statements for the fiscal year ended December 31, 2024 under the titles “Credit Card Administrators.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the board of directors of the Parent, GLAI or the Company acting in good faith, and will be evidenced by a board resolution.

“Finance Lease Obligation” means, with respect to any Person, any obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes on the basis of IFRS as in effect prior to January 1, 2019. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of IFRS as in effect prior to January 1, 2019, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Financial Net Debt” means, with respect to any Person, as of any date of determination, (i) all Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis as of such date, plus (ii) the amounts payable under operating leases of such Person and its Restricted Subsidiaries on a consolidated basis as reflected in the balance sheet of such Person, less (iii) unrestricted Cash Equivalents of such Person and its Restricted Subsidiaries on a consolidated basis as of such date, which are not (x) subject to any Lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash is maintained or any Lien granted to the Collateral Agent under the Collateral Documents) or (y) held as deposits or security for contractual obligations (other than contractual obligations under this Indenture or the Collateral Documents) of the Parent, the Company and the Restricted Subsidiaries, less (iv) any Cash Equivalents of such Person and its Restricted Subsidiaries restricted in favor of any items described in clauses (i) or (ii) above (including Exit Proceeds in the Exit Proceeds Account), less (v) Factoring Receivables (net of Factoring Costs in respect of such Factoring Receivables), as of such date of determination (but no other Receivables). Notwithstanding anything herein or in the applicable accounting principles to the contrary, any Indebtedness of such Person and its Restricted Subsidiaries which is convertible or exchangeable into equity securities of such Person or any of its Restricted Subsidiaries (including the Notes) shall be treated for the purposes of this definition as Indebtedness of such Person and its Restricted Subsidiaries, until such time as such indebtedness is converted or exchanged into equity securities of such Person or any of its Restricted Subsidiaries.

“First Lien Obligations” means “Senior Lien Debt Obligations” as defined in the First Lien/Second Lien Intercreditor Agreement.

“First Lien/Second Lien Intercreditor Agreement” means (a) that certain First Lien/Second Lien Intercreditor Agreement, dated as of the Issue Date, among the Company, the Guarantors from time to time party thereto, the Collateral Agent and the other parties party thereto or (b) another intercreditor agreement in form and substance substantially consistent therewith, with immaterial changes thereto that the Collateral Agent is authorized to enter into in accordance with and upon receipt of the documents required by Section 12.07(l), in each case as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Fixed Charges” means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(i)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(ii)    the interest component of leases that are capitalized in accordance with IFRS of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(iii)    other than for purposes of calculating Consolidated EBITDAR, any scheduled principal payments due with respect to Indebtedness of such Person or any of its Restricted Subsidiaries or of another Person that is guaranteed by such specified Person or any of its Restricted Subsidiaries or secured by assets of such specified Person or any of its Restricted Subsidiaries in cash for such period by such specified Person and its Restricted Subsidiaries for such period; plus

(iv)    any interest expense actually paid in cash for such period by such specified Person or any of its Restricted Subsidiaries on Indebtedness of another Person that is guaranteed by such specified Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or any of its Restricted Subsidiaries; plus

(v)    all dividends or distributions payable in cash on any series of Disqualified Capital Stock or Preferred Stock of such Person or any series of Disqualified Capital Stock or Preferred Stock of its Restricted Subsidiaries; plus

(vi)    the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with IFRS.

“GLA” means GOL Linhas Aéreas S.A, a corporation (sociedade anônima) organized under the laws of Brazil, and shall include its successors and assigns.

“GLAI” means GOL Linhas Aéreas Inteligentes S.A., a corporation (sociedade anônima) organized under the laws of Brazil, and shall include its successors and assigns.

“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

“Global Note Legend” means the following legend, printed in capital letters:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE COMPANY NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND

TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.”

“Governmental Authority” shall mean the government of the United Kingdom, Ireland, the Cayman Islands, Brazil, Luxembourg, the Netherlands, Spain, Switzerland, the United States of America and any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person; provided that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each of the guarantors signatory hereto on the Issue Date, and (ii) each Person that executes a supplemental indenture in the form of Exhibit B providing for the guarantee of the payment of the Notes, or any successor obligor under the Note Guarantee pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” or “Holder of a Note” means the Person in whose name a Note is registered on the Registrar’s books, subject to Section 1.05(k).

“IFRS” means the International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means, with respect to any Person, without duplication:

(i)    the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)    all Finance Lease Obligations of such Person;

(iii)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but in each case excluding trade accounts payable or other short-term obligations, in each case arising in the ordinary course of business);

(iv)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar instrument (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person if, to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)    all net obligations due and payable under Hedging Obligations of such Person;

(vi)    all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof); and

(vii)    all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

“Initial Notes” means the U.S.$[●] in aggregate principal amount of Notes issued on the Issue Date.

“INPI” means the National Institute of Industrial Property (Instituto Nacional da Propriedade Industrial).

“Intercreditor Agreements” means the Second Lien Pari Passu Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Deeply Subordinated Intercreditor Agreement, in each case, to the extent in effect, or any one of them, as the context may require.

“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).

“Interest Payment Date” means each March 1, June 1, September 1 and December 1, with the first Interest Payment Date being September 1, 2025; provided that, if such date is not a Business Day, such Interest Payment Date shall be the immediately succeeding Business Day.

“Investments” means, with respect to any Person, any:

(i)    direct or indirect loan, advance or other extension of credit (including, without limitation, a guarantee or assumption of Indebtedness) to any other Person (other than advances or extensions of credit to customers in the ordinary course of business);

(ii)    capital contribution (by means of any transfer of cash or other property or contract to others or any payment for property or services for the account or use of others) to any other Person;

(iii)    any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person; or

(iv)    advances by such Person for future capital contributions in any other Person.

In addition, “Investment” will exclude accounts receivable or deposits arising in the ordinary course of business. “Invest,” “Investing” and “Invested” have corresponding meanings.

“IP Pledges” means the pledges of Smiles IP and Non-Smiles IP, as set forth in Schedule II or provided pursuant to Section 4.11(a).

“IP Rights” means (i) all the currently existing intellectual property rights owned by the Parent or any of its Subsidiaries, corresponding to (a) trademarks registered or filed for registration with INPI; and (b) the Brazilian internet domains, as described in the IP Pledge, (ii) as well as any trademarks or Brazilian internet domains that become the Parent’s or any of its Subsidiaries’ property, as further described in the IP Pledge.

“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means [June 5], 2025.

“Issuer” has the meaning specified in the preamble of this Indenture.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement in form and substance substantially consistent with the First Lien/Second Lien Intercreditor Agreement, with changes as necessary or appropriate to reflect the ranking of the relevant Indebtedness and such other immaterial changes thereto that the Collateral Agent is authorized to enter into in accordance with and upon receipt of the documents required by Section 12.07(l).

“Key Collateral” means any Collateral (or springing Collateral, in the case of Slots) comprised of the Loyalty Program, Material Intellectual Property and the Slots.

“legal defeasance option” has the meaning specified in Section 8.01.

“Lien” means any lien, mortgage, pledge, hypothecation, assignment, fiduciary transfer, deposit arrangement, security interest, encumbrance, charge, preference, priority, conditional sale, preferential arrangement in the nature of a security interest of any kind or nature whatsoever or other title retention agreement or other similar lien (statutory or other); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidity” means the sum of (i) all unrestricted Cash Equivalents of the Parent, the Company and the Restricted Subsidiaries which is not (x) subject to any Lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash is maintained or any Lien granted to the Collateral Agent under the Collateral Documents or any Lien securing the Exit Notes or any Permitted Refinancing Indebtedness in respect thereof) or (y) held as deposits or security for contractual obligations of the Parent, the Company and the Restricted Subsidiaries, (ii) the aggregate principal amount committed and available to be drawn by the Parent, the Company and the Restricted Subsidiaries (taking into account all borrowing base limitations or other restrictions and conditions) under all revolving credit facilities of the Parent, the Company and the Restricted Subsidiaries, (iii) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds or other uses of such proceeds) of any Capital Markets Offering of the Parent, the Company or the Restricted Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing, the date that falls five (5) Business Days after the initial scheduled closing date thereof and the date that falls within fifteen (15) Business Days after the date of the pricing thereof), (iv) Factoring Receivables (net of Factoring Costs in respect of such Factoring Receivables), and (v) all Cash Equivalents of the Parent, the Company and their respective Subsidiaries that are restricted in favor of the Notes, including the Exit Proceeds Account.

“Loyalty Program” means any customer loyalty program, including Smiles and any Permitted Acquisition Loyalty Program, available to individuals (i.e., natural persons) that grants members in such program Currency based on a member’s purchasing behavior and that entitles a member to accrue and redeem such Currency for a benefit or reward, including flights and/or other goods and services.

“Loyalty Program Agreements” means any currently existing, future and successor co-branding, partnering or similar agreements related to or entered into with third parties in connection with the Loyalty Program by GLA or Smiles and their Subsidiaries, including all rights to receive moneys due and becoming due thereunder or pursuant thereto.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Material Adverse Effect” shall mean a material adverse effect on (a) the consolidated business, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of this Indenture or the Collateral Documents or the rights or remedies of the Agents and the Holders hereto, (c) the legality, validity, perfection, priority and/or enforceability of the Liens on the Collateral (taken as a whole) in favor of the Collateral Agent (for the benefit of the Secured Parties), or (d) the ability of the Issuer and the Guarantors, collectively, to fulfill the obligations hereto.

“Material Intellectual Property” means the IP Rights identified on Schedule IV hereof, as the same may be supplemented in accordance with the terms hereof.

“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Proceeds” means, with respect to any Asset Sale or issuance of Capital Stock, the aggregate cash proceeds received by the Parent, the Issuer or any Restricted Subsidiary, in respect of such Asset Sale or issuance (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale or issuance (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or reasonably estimated by the Parent to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), any other amounts that are required to be paid to any third party having a senior interest in the asset or property that is the subject of such event, solely to the extent such senior interest is permitted by this Indenture, and any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such event (provided that such amounts shall be treated as Net Proceeds upon their release from such escrow account to any Guarantor).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Non-Rotable Spare Parts” shall mean parts often described in the industry as “repairables” and “expendables” or “consumables.” Repairables are replaceable parts or components, commonly economical to repair, and subject to being reconditioned to a fully serviceable condition over a period of time less than the life of the flight equipment to which they are related, including, but not limited to, engine blades and vanes, some tires, seats, and galleys. A repairable cannot be a rotable and vice versa. Expendables or consumables consist of items for which no authorized repair procedure exists, and for which cost of repair would normally exceed that of replacement. Expendable items include nuts, bolts, rivets, sheet metal, wire, light bulbs, cable, and hoses.

“Non-Smiles IP” means, collectively, all current and future other IP Rights held by the Parent or its Subsidiaries other than Smiles IP.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Notes” has the meaning specified in the preamble of this Indenture and shall be in the form of Note set forth in Exhibit A.

“Obligations” means any principal, interest (including, for the avoidance of doubt, cash and any payment-in-kind or other non-cash interest), penalties, fees, expenses (including any interest, fees, expenses (including legal costs and expenses) and other amounts accruing subsequent to the filing of a petition or proceedings in bankruptcy, insolvency, reorganization, arrangement or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Collateral Agent and the holders of the Notes.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the legal representative, the treasurer or any assistant treasurer, or the secretary or any assistant secretary or any other officer, of the applicable Issuer or Guarantor or any other Person duly appointed by the shareholders or the board of directors of the applicable Issuer or Guarantor to perform corporate duties.

“Officers’ Certificate” means a certificate signed by any two Officers of the Issuer or applicable Guarantor and delivered to the Trustee; provided that, if any Guarantor has only one Officer, then only such Officer is required to sign any Officers’ Certificate.

“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Issuer or any Guarantor) and who shall be reasonably acceptable to the Trustee, which opinion is in a form as required pursuant to the terms of this Indenture.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)    Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed pursuant to Section 3.01, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)    Notes, except to the extent provided in Sections 8.01 and 8.02, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article 8; and

(iv)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Parent, the Company, any Guarantor or any of their Affiliates (in each case, other than the Specified Holders) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee, the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, or any other obligor under the Notes or any of its or such other obligor’s Affiliates.

“Parent” has the meaning specified in the preamble of this Indenture.

“Parent Entity” means any direct or indirect parent of GLAI.

“Paying Agent” means the Principal Paying Agent and any other Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Issuer hereunder.

“Payment Date” means an Interest Payment Date or the date on which payment of principal of the Notes is due.

“Permitted Acquisition Loyalty Program” means a Loyalty Program owned, operated or controlled, directly or indirectly, by a Specified Acquisition Entity or any of its Subsidiaries, or principally associated with such Specified Acquisition Entity or any of its Subsidiaries so long as (a) the Permitted Acquisition Loyalty Program is not operated in a fashion that is more competitive, taken as a whole, than the Loyalty Program (as determined by GLAI in good faith), (b) GLAI does not take any action that would reasonably be expected to disadvantage the Loyalty Program relative to the Permitted Acquisition Loyalty Program, (c) no members of the Loyalty Program are targeted for membership in the Permitted Acquisition Loyalty Program (excluding any general advertisements, promotions or similar general marketing activities related to the Permitted Acquisition Loyalty Program), (d) except as attributable to market or business conditions as determined in good faith by GLAI, GLAI will devote substantially similar resources to the Loyalty Program, including GLAI’s distribution and marketing channels, as were applicable immediately prior to the consummation of the acquisition of the Specified Acquisition Entity and (e) GLAI does not announce to the public, the members of the Loyalty Program or the members of the Permitted Acquisition Loyalty Program that the Permitted Acquisition Loyalty Program is the primary Loyalty Program for GLAI.

“Permitted Affiliate Transaction” means any or all of the following:

(i)    an Affiliate Transaction in the ordinary course of business between or among the Company, the Parent and any of its Subsidiaries or between or among the Subsidiaries of the Parent;

(ii)    reasonable fees and compensation paid to, and any customary indemnity or customary insurance provided on behalf of, officers, directors, employees, consultants or agents of the Company, the Parent or any of its Subsidiaries;

(iii)    transactions or payments pursuant to any employee, consultant, officer or director compensation or benefit or equity plans, stock options or arrangements entered into in the ordinary course of business and consistent with past practice, and customary indemnifications or arrangements or reimbursement of expenses entered into in the ordinary course of business, on market terms and consistent with past practice or industry norms;

(iv)    loans and advances to employees in the ordinary course of business or consistent with past practices;

(v)    Restricted Payments and Investments permitted under this Indenture;

(vi)    an Affiliate Transaction in connection with any measures adopted by the Parent or any of the Restricted Subsidiaries for tax planning or in order to simplify its corporate structure (as determined in good faith by management of the Parent);

(vii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(viii)    any Affiliate Transaction described in the Plan of Reorganization to be entered into at or in connection with the Issue Date;

(ix)    any transactions entered into prior to the Issue Date or any amendment thereto to the extent such an amendment is not adverse to the Holders in any material respect;

(x)    transactions between the Parent, the Company or any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Parent, the Company or any Restricted Subsidiary; provided, that such director abstains from voting as a director of the Parent, the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(xi)    (a) [non-cash] transactions otherwise permitted under the Indenture in connection with the consummation of a Permitted Azul Transaction (including (x) the incurrence of Liens incurred pursuant to clause [(xxv)] of the definition of Permitted Liens, (y) the incurrence of Indebtedness pursuant to Section 4.08(b)(25) and (z) [__]) and (b) any Permitted Group Transaction;

(xii)    transactions undertaken pursuant to the Abra Service Agreement; and

(xiii)    (a) cash payments made in accordance with any Indebtedness held by Affiliates permitted to be incurred hereunder to the extent such payments are not otherwise prohibited by this Indenture or the First Lien/Second Lien Intercreditor Agreement and (b) non-cash transactions in connection with Indebtedness held by Affiliates not otherwise prohibited by this Indenture or the First Lien/Second Lien Intercreditor Agreement,

provided that, in no event shall a transaction involving Key Collateral be deemed a “Permitted Affiliate Transaction.”

“Permitted Azul Transaction” means the consummation of an Azul Transaction that is not prohibited by this Indenture.

“Permitted Businesses” means the line of business conducted by the Parent, GLAI and their respective Subsidiaries (taken as a whole) as of the date hereof and activities reasonably related or incidental thereto.

“Permitted Exchange” means TISE, SGX and any other exchange consented to by the Required Holders.

“Permitted Group Transaction” means solely from and after the consummation of a Permitted Azul Transaction, any shared services, aircraft maintenance, joint purchasing, systems integration, code sharing, ground handling, fleet management, capacity purchase, alliance transactions, marketing, purchases and sales of goods and other similar transactions (including, without limitation, any transactions that are customary for joint business agreements and arrangements) that are entered into between Azul and its Subsidiaries (excluding Parent and its Subsidiaries, if applicable), on the one hand, and Parent and its Subsidiaries (excluding Azul and its Subsidiaries, if applicable), on the other, in each case in the ordinary course of business that are customary in the airline industry.

“Permitted Holders” means each entity listed in Schedule III hereto.

“Permitted Investments” means:

(i)    Investments by the Parent, the Company or any Restricted Subsidiary in any Person that is, or that results in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Parent, the Company or with or into a Restricted Subsidiary;

(ii)    Investments by the Company or any Restricted Subsidiary in the Parent;

(iii)    Investments in Cash Equivalents;

(iv)    Investments in existence on the Issue Date to the extent of such current Investment;

(v)    any extension, modification or renewal of any Investments existing as of the Issue Date or Investments incurred under clause ([xix]) below (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date or the date such Investment is acquired, as applicable);

(vi)    Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(vii)    Investments made by the Parent, the Company or the Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale;

(viii)    Investments in the form of Hedging Obligations;

(ix)    receivables owing to the Parent, the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent, the Company or any such Restricted Subsidiary deems reasonable under the circumstances and that are consistent with industry practice;

(x)    any Investment acquired solely in exchange for Qualified Capital Stock of the Parent [or GLAI];

(xi)    payroll, travel, moving and other loans or advances to, or guarantees issued to support the obligations of, directors, officers and employees, in each case in the ordinary course of business in an amount not to exceed U.S.$5,000,000 (or its equivalent in other currencies) in a calendar year;

(xii)    extensions of credit and prepayment of expenses to customers, suppliers, utility providers, licensees, franchisees and other trade creditors in the ordinary course of business consistent with past practice;

(xiii)    Investments in the nature of deposits with respect to leases provided to third parties in the ordinary course of business;

(xiv)    Investments in negotiable instruments received in the ordinary course and held for collection;

(xv)    Strategic Investments and Asset Acquisitions by the Parent, the Company or any of the Restricted Subsidiaries, to the extent the consideration therefor consists of Equity Consideration;

(xvi)    other Investments in an amount not to exceed U.S.$5,000,000 (or its equivalent in other currencies) in a calendar year;

(xvii)    Investments in connection with Factoring Facilities or Receivables Financing arrangements;

(xviii)    (a) Investments constituting or related to any Aircraft Indebtedness and any Investments in Aircraft or Engines and (b) (x) the making or financing of any pre-delivery, progress or other similar payments relating to the acquisition or financing of, and (y) any deposits, security deposits or maintenance reserves with respect to, Aircraft or Engines;

(xix)    Investments acquired after the Issue Date as a result of the acquisition by the Parent, the Issuer or any Restricted Subsidiary, including by way of a merger, amalgamation or consolidation with or into the Parent, the Issuer or any Restricted Subsidiaries in a transaction that is expressly permitted by Article 5 hereto after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(xx)    Investments in, or relating to, Loyalty Programs; and

(xxi)    (a) [non-cash] Investments in connection with the consummation of a Permitted Azul Transaction and (b) Investments pursuant to any Permitted Group Transaction.

“Permitted Liens” means any of the following Liens:

(i)    Liens securing the Notes pursuant to the Collateral Documents;

(ii)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by IFRS shall have been made in respect thereof;

(iii)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(iv)    Liens on patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of license to use such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Parent, the Company or any of the Restricted Subsidiaries, in any case not securing Indebtedness;

(v)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to IFRS have been made in respect thereof;

(vi)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution in the ordinary course of business;

(vii)    Liens, ranking senior to, pari passu with or junior to the Liens under the Collateral Documents, in favor of the Brazilian National Treasury securing the unpaid obligations under the Tax Settlement Agreement as of the Issue Date, secured by Collateral consisting of Slots, Receivables and any other assets of the type securing or required to secure the Tax Settlement Agreement as in effect on the Issue Date;

(viii)    Liens ranking senior to, pari passu with or junior to the Liens under the Collateral Documents securing Indebtedness permitted under Section 4.08(b)(15);

(ix)    Liens securing Indebtedness permitted under Section 4.08(b)(1) ranking on a senior, pari passu or junior basis relative to the Liens securing the Notes; provided that the creditors (or agent thereof) of such Indebtedness are parties to the applicable Intercreditor Agreement;

(x)    Liens ranking pari passu with or junior to the Liens under the Collateral Documents securing Deeply Subordinated Indebtedness, pursuant to a Second Lien Pari Passu Intercreditor Agreement or Deeply Subordinated Intercreditor Agreement, as applicable, permitted under Section 4.08(b)(16);

(xi)    other Liens securing obligations not constituting indebtedness for borrowed money (or guarantees in respect thereof) the outstanding principal amount of which does not, taken together with the aggregate principal amount of all other obligations secured by Liens created pursuant to this clause (xi) that are at that time outstanding, exceed U.S.$25,000,000;

(xii)    (a) Liens existing, or provided under binding contracts existing, on the Issue Date after giving effect to the consummation of the Plan of Reorganization and the related discharge and settlement of claims and (b) Liens existing on the Issue Date and any extension, renewal or replacement thereof, provided that such replacement Liens shall not exceed the original amount secured prior to any such extension, renewal or replacement;

(xiii)    Liens securing Acquired Indebtedness incurred in accordance with Section 4.08 not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that

(A)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Parent, the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Parent, the Company or a Restricted Subsidiary; and

(B)           such Liens do not extend to or cover any property of the Parent, the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent, the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent, the Company or a Restricted Subsidiary;

(xiv)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or Parent or any Subsidiary of the Company or Parent, not granted in connection with, or in anticipation or contemplation of such acquisition; provided, that such Lien does not extend to any previously existing Collateral;

(xv)    Liens in connection with letters of credit or similar instruments issued in the ordinary course of business; provided such Liens may only be secured by Cash Equivalents (other than the amounts in the Exit Proceeds Account);

(xvi)    Liens under Factoring Facilities or Receivables Financing arrangements; provided such Liens are limited to the relevant Receivables;

(xvii)    (a) licenses, sublicenses, leases or subleases granted by the Parent, the Company or any of the Restricted Subsidiaries to other Persons not materially interfering with the conduct of the business of the Parent, the Company or any of the Restricted Subsidiaries or are otherwise expressly permitted by the Collateral Documents and (b) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by the Indenture to which the Parent, the Company or any Restricted Subsidiary is a party;

(xviii)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, customs duties, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(xix)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent, the Company or a Restricted Subsidiary, including rights of offset and set-off;

(xx)    deposits in the ordinary course of business securing liability for reimbursement obligations of insurance carriers providing insurance to the Guarantors, the Company or the Restricted Subsidiaries and any Liens thereon, and salvage or similar rights of insurers under insurance policies;

(xxi)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceeding may be initiated has not expired;

(xxii)    Liens to secure any Permitted Refinancing Indebtedness incurred in accordance with Section 4.08 if the applicable Refinanced Indebtedness has been secured by a Lien permitted under the covenant described under Section 4.21; provided that such new Liens:

(A)           are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(B)           do not extend to any property or assets other than the property or assets securing the applicable Refinanced Indebtedness provided that, from and after the consummation of a Permitted Azul Transaction, if the Specified Azul Conditions are satisfied at the time such Permitted Refinancing Indebtedness is incurred, this clause (B) shall not apply with respect to any Refinanced Indebtedness of Azul or its Subsidiaries;

(xxiii)    Liens on Aircraft and Engines securing Aircraft Indebtedness constituting Permitted Indebtedness;

(xxiv)    Liens securing Indebtedness permitted by Section 4.08(b)(25);

(xxv)    Liens ranking pari passu with or junior to the Liens under the Collateral Documents securing Indebtedness permitted under Section 4.08(b)(26); provided that the creditors (or agent thereof) of such Indebtedness are parties to the applicable Intercreditor Agreement; and

(xxvi)    solely until the satisfaction of the perfection requirements set forth in Schedule 4.13 in connection with the applicable amended Collateral Documents governed by Brazilian law, registrations of record in the applicable Brazilian registry offices with respect to the DIP Facility, the 2026 Senior Secured Notes and the 2028 Notes (each as defined in the Plan of Reorganization).

In the event that a Lien meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in this definition, the Issuer may, in its sole discretion, divide or classify, such Lien (or any portion thereof) in any manner that complies with definition and at the time of incurrence, division or classification will be entitled to only include the amount and type of such Lien in one of the categories of Permitted Liens (or any portion thereof) described in this definition and, in such event, such Lien will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens that may be Incurred pursuant to any other clause (or any portion thereof) at such time.

“Permitted Refinancing Indebtedness” means with respect to any Indebtedness (the “Refinanced Indebtedness”), the incurrence of any Indebtedness in exchange for or as a replacement of, or the net proceeds of which are to be used for the purpose of any refinancing, refunding, replacing, redeeming, repurchasing, defeasing, acquiring, repaying, prepaying, retiring or extinguishing such Indebtedness (collectively, to “Refinance” or a “Refinancing” or “Refinanced”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest thereon plus defeasance costs, other amounts paid, and fees, commissions and expenses (including upfront fees or similar fees, original issue discount or initial yield payments) incurred, in connection with such Refinancing, (b) the Indebtedness resulting from such Refinancing has a final maturity date equal to or later than the earlier of the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced, (c) if the Refinanced Indebtedness is (x) senior in right of payment to the Notes, Indebtedness resulting from such Refinancing is senior, pari passu or subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Refinanced Indebtedness, (y) pari passu in right of payment to the Notes, Indebtedness resulting from such Refinancing is pari passu or subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Refinanced Indebtedness, or (z) subordinated in right of payment to the Notes, Indebtedness resulting from such Refinancing is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Refinanced Indebtedness, (d) the Indebtedness resulting from such Refinancing shall not provide for a mandatory prepayment, sinking funds or similar terms that are more onerous to the Parent, the Issuer or applicable Restricted Subsidiary than the terms of the Refinanced Indebtedness, and (e) neither the Parent, the Issuer nor any other Restricted Subsidiary that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under such Refinancing; provided that, from and after the consummation of a Permitted Azul Transaction, if the Specified Azul Conditions are satisfied at the time of such Refinancing, this clause (e) shall not apply to any Refinanced Indebtedness of Azul or its Subsidiaries.  It is further understood and agreed that a Permitted Refinancing Indebtedness includes (I) successive incurrence of Permitted Refinancing Indebtedness of the same initial Indebtedness. and (II) any refinancing of any aircraft, engines or spare parts lease or debt obligations of the Parent, the Company or any of the Restricted Subsidiaries.

“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.

“PIK Election Notice” means a notice, substantially in the form of Exhibit J, notifying the Trustee that the Issuer intends to pay interest for an interest period as PIK Interest.

“Plan of Reorganization” means that certain [Modified Third Amended Joint Chapter 11 Plan of Reorganization of GOL Linhas Aéreas Inteligentes S.A. and its Affiliated Debtors [Docket No. 1364]], approved by the Bankruptcy Court on [●], 2025. For the avoidance of doubt, any transactions contemplated by the Plan of Reorganization to consummate or implement the Plan of Reorganization shall not be subject to the provisions of Article 4 of this Indenture.

“Pledged Spare Parts” means any and all Spare Parts owned by GLA or any of the Guarantors.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Capital Stock (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“principal” of a Note means the principal amount of such Note.

“Principal Paying Agent” means Wilmington Savings Fund Society, FSB, until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Principal Paying Agent” shall mean such successor Principal Paying Agent.

“Proceeding” has the meaning specified in Section 11.09.

“Process Agent” has the meaning specified in Section 11.09.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“RAB” means the Brazilian Aeronautical Registry (Registro Aeronáutico Brasileiro) under the authority and administration of ANAC.

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch; or if Standard & Poor’s, Moody’s or Fitch are not making rating of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Standard & Poor’s, Moody’s or Fitch, as the case may be.

“Rating Decline” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) after the date of a public announcement of (i) a Change of Control, or (ii) of any Person’s intention to effect a Change of Control, the then-applicable rating of the Notes is decreased below the Applicable Rating by any of the Rating Agencies.

“Receivables” means a right to receive cash or another financial asset from another Person, including without limitation any accounts receivable and other payment intangibles.

“Receivables Financing” means one or more transactions pursuant to which Receivables and related assets and property from time to time originated, acquired or otherwise owned by the Parent, Issuer or any Subsidiary are sold or transferred to, or financed by, one or more third parties.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the 25th day of the month (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.01, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.01, the price at which it is to be redeemed pursuant to this Indenture.

“Refinance,” “Refinancing,” “Refinanced” and “Refinanced Indebtedness” shall have the meanings specified in the definition of “Permitted Refinancing Indebtedness.”

“Registrar” means Wilmington Savings Fund Society, FSB, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction, including by the Central Bank.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Securities Act Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Securities Act Legend and the Regulation S Temporary Global Note Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the following legend, printed in capital letters:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.”

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Required Holders” means, at any time, Holders constituting not less than a majority in principal amount of the Notes Outstanding at such time.

“Responsible Officer” means any officer of the Trustee or the Collateral Agent with direct responsibility for the administration of this Indenture and/or the Collateral Documents and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Parent that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary” if it is a Subsidiary thereafter.

“Rotable Spare Parts” shall mean parts that wear over time and can be economically restored to a serviceable condition and, in the normal course of operations, can be repeatedly reconditioned to a fully serviceable condition over a period approximating the life of the flight equipment to which they are related, including, but not limited to, avionics units, landing gears, auxiliary power units and major engine accessories.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Parent, the Company or a Restricted Subsidiary of any property, whether owned by the Parent, the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent, the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property; provided, for the avoidance of doubt, that any refinancing of any Indebtedness via a sale and leaseback transaction shall not be deemed to constitute a Sale and Leaseback Transaction, but shall continue to be subject to any limitations otherwise applicable to such Indebtedness. For the avoidance of doubt, a Sale and Leaseback Transaction shall not be subject to the provisions of Article 4 of this Indenture other than Section 4.25.

“Screened Affiliate” means any Affiliate of a Holder of Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Pari Passu Intercreditor Agreement” means (a) that certain Second Lien Pari Passu Intercreditor Agreement, dated as of the Issue Date, among the Company, the Guarantors from time to time party thereto, the Collateral Agent and the other parties party thereto and/or (b) an intercreditor agreement in form and substance substantially consistent with the form attached hereto as Exhibit H, with immaterial changes thereto that the Collateral Agent is authorized to enter into in accordance with and upon receipt of the documents required by Section 12.07(l), in each case as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Secured Parties” means the Holders of the Notes, the Trustee, the Collateral Agent and the other Agents.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means the following legend, printed in capital letters:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF RULE 144A NOTES: AND ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THE NOTES, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY], ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF U.S.$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

“SGX” means the Singapore Exchange Limited.

“Significant Subsidiary” means any Restricted Subsidiary of the Parent, which at the time of determination (a) had an EBITDAR greater than 5% of the Consolidated EBITDAR of the Parent, as of the date of the Parent’s most recently ended four fiscal quarter period, after giving pro forma effect to any acquisition or Investment, or (b) owns, directly or indirectly, Capital Stock of any other Significant Subsidiary.

“Slot” means the permission given by an airport coordinator to arrive at or depart from a coordinated airport at a particular time on a particular day, and to use the full range of airport infrastructure necessary in connection with the operation of the Aircraft effecting such arrival and departure (an “airport slot”), as published by ANAC from time to time, in accordance with the terms and conditions of ANAC Resolution No. 682, of June 7, 2022, as well as any other relevant regulations issued by ANAC, which have been pledged pursuant to the Tax Settlement Agreement as of the date hereof. For the avoidance of doubt, new airport slots allocated by ANAC to GLA after the execution of the Tax Settlement Agreement and that were not pledged pursuant to the Tax Settlement Agreement shall not be included after the Issue Date or considered as Collateral for the purposes herein, including for the purposes of Section 4.11 (After-Acquired Property).

“Smiles” means Smiles Fidelidade S.A., a corporation (sociedade anônima) organized under the laws of Brazil, together with any successor or assigns thereof.

“Smiles IP” means, collectively, all current and future intellectual property relating to the Loyalty Program.

“Spare Parts” shall mean, collectively, Rotable Spare Parts and Non-Rotable Spare Parts.

“Spare Parts Security Documents” shall mean, collectively, the (a) “Non-Revolving Aircraft Spare Parts Fiduciary Assignment Agreement”, entered into by GLA and GLAI, as guarantors, and the Brazilian Collateral Agent, dated as of December 23, 2020, as amended on the Issue Date and from time to time, by means of which a fiduciary assignment security was established over the universality of the Non-Rotable Spare Parts owned by GLA including those listed therein and any and all Spare Parts located in the Designated Locations at any time; and (b) “Revolving Aircraft Spare Parts Fiduciary Assignment Agreement”, entered into by GLA and GLAI, as guarantors, and the Brazilian Collateral Agent, dated as of December 23, 2020, as amended on the Issue Date and from time to time, by means of which a fiduciary assignment security was established over the universality of the Rotable Spare Parts owned by GLA including those listed therein and any and all Spare Parts located in the Designated Locations at any time.

“Specified Azul Conditions” means, at any time, that (x) no Default or Event of Default has occurred and is continuing at such time and (y) the Consolidated Net Leverage Ratio of the Parent, as of the last day of the most recently ended fiscal quarter, is not greater than 3.0 to 1.0, after giving effect on a pro forma basis, if applicable, to a Permitted Azul Transaction.

“Specified Holders” means Abra Global Finance and its Affiliates other than Parent and Parent’s Subsidiaries.

“Springing Lien Date” means the occurrence of the “[Suspensive Condition]” under (and as defined in) each Collateral Document with respect to the Slots.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Strategic Investment” means an Investment in any Person (other than an Unrestricted Subsidiary) whose primary business is reasonably related, ancillary or complementary to the business of the type in which the Parent, the Issuer and the Restricted Subsidiaries are engaged in as of the Issue Date, and such Investment is reasonably and in good faith determined by an Officer of the Issuer to promote or significantly benefit the operational businesses of the Parent, the Issuer and the Restricted Subsidiaries on the date of such Investment, as evidenced by an Officers’ Certificate delivered to the Trustee.

“Subordinated Indebtedness” means, with respect to the Parent, GLAI, the Company or any Restricted Subsidiary, any Indebtedness that (i) ranks junior in right of payment to the Notes, (ii) has a Stated Maturity no earlier than 91 days after the Stated Maturity of the Notes and has a Weighted Average Life to Maturity no earlier than the Notes and (iii) if secured, is subject to the Junior Lien Intercreditor Agreement and/or the Deeply Subordinated Intercreditor Agreement (providing for junior/senior liens), as applicable.

“Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person. Unless specified otherwise, any reference to a “Subsidiary” shall be deemed to be a reference to a Subsidiary of the Parent. Notwithstanding anything to the contrary herein, from and after the consummation of a Permitted Azul Transaction until Azul or any of its Subsidiaries becoming a Guarantor in accordance with Section 9.01, Azul and its Subsidiaries shall not constitute Subsidiaries (or Restricted Subsidiaries) of Parent, any Parent Entity, or any Subsidiary of Parent or any Parent Entity.

“Tax Settlement Agreement” means that [certain tax settlement agreement, dated as of [__], 2024, among GLAI, the Brazilian Federal Revenue Service and the General Counsel for the National Treasury of Brazil].

“Taxing Jurisdiction” has the meaning specified in Section 4.05.

“TIA” means the Trust Indenture Act of 1939, as amended.

“TISE” means The International Stock Exchange Authority Limited and its successors and assigns.

“Transfer Agent” means Wilmington Savings Fund Society, FSB and any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

“Trigger Event” means, as of the last day of any fiscal quarter of the Parent, the Parent’s Consolidated Net Leverage Ratio is less than or equal to 3.50 to 1.0, as evidenced in a Compliance Certificate delivered by the Company to the Trustee.

“Trustee” means Wilmington Savings Fund Society, FSB, as trustee, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

“U.S. Dollars” and “U.S.$” each mean the currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary (1) of the Parent that at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Parent, as provided in Section 4.20) and (2) of an Unrestricted Subsidiary. The Parent may designate any Subsidiary of the Parent (including any existing Subsidiary of the Parent and any newly acquired or newly formed Subsidiary of the Parent) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any Subsidiary of the Parent (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be a Person of which shares of the Capital Stock (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all Capital Stock having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Parent; (b) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.20; and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender with respect to such Indebtedness has recourse to any of the assets of the Parent, the Issuer or any Restricted Subsidiary; provided, further, that as of the Issue Date the only Unrestricted Subsidiary shall be [●], (b) if Smiles and any other Subsidiary that operates a Loyalty Program is designated as an Unrestricted Subsidiary, Smiles or such other Subsidiary shall nonetheless be considered to be a “Restricted Subsidiary” for purposes of Section 4.08 and 4.21 and Section 4.24 shall apply to Smiles or such other Subsidiary notwithstanding such designation as an Unrestricted Subsidiary, and (c) no Subsidiary that holds Collateral may be designated as an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. For the avoidance of doubt, the right conferred by Brazilian Corporate Law to Preferred Shares to elect one member of the of the board of directors of a Person in a separate ballot shall not be interpreted as power to ordinarily vote for the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

Section 1.02       Rules of Construction.

(a)             For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(3)            “or” is not exclusive;

(4)            “including” means including, without limitation;

(5)            any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture; and

(6)            references to “Notes” include any PIK Notes and references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

(b)            All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with IFRS.

Section 1.03       Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04       Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Officer of the Company may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05       Acts of Holders.

(a)             Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The authority of the Person executing the same may also be proved in any other manner deemed reasonably sufficient by the Trustee.

(c)             With respect to each reference herein to (i) documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to Required Holders, and any direction or consent of a Holder or required percentage of Holders provided for pursuant to the terms of this Indenture, such determination or consent may be communicated by a Direction of the Required Holders and/or (ii) any matter requiring the consent or approval of, or a determination by, the Required Holders, such consent, approval or determination may be communicated by a Direction of the Required Holders, as applicable. The Trustee, Collateral Agent, Issuer and Guarantors shall be entitled to rely upon, and shall not incur any liability for relying upon, any purported Direction of the Required Holders, as applicable, and the Trustee, Collateral Agent, Issuer and Guarantors shall not have any responsibility to independently determine whether such direction has in fact been authorized by the Required Holders. Furthermore, notwithstanding anything to the contrary provided for in Section 9.02, the Trustee and any Agent shall be able to conclusively rely on any Direction of Required Holders without any further enquiry on whether any constituent of such directing, consenting or approving Required Holders or Holder is a Net Short Holder.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)             The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 11.02.

(f)             The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02 or (3) any direction pursuant to Section 6.07, Section 6.12 or Section 6.13. If any record date is set pursuant to this clause (f), the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 11.02.

(g)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)            Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)              The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)              With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

(k)            Solely in connection with the giving of any consent, waiver, instruction or authorization, beneficial owners of interests in a Note may constitute “Holders” under this Indenture, and the Trustee and Collateral Agent shall accept (and shall be entitled to conclusively rely upon) evidence reasonably satisfactory to the Trustee and the Collateral Agent, as applicable, evidencing such beneficial ownership (which shall include “screenshots”, position listings, periodic statements or other reasonable or customary electronic or other written evidence of such owner’s position from DTC “participants”). Each Holder hereby acknowledges and agrees that any such notice, instruction, direction, action to be taken or consent to be given by such beneficial owners in accordance with the foregoing sentence shall be conclusively presumed to have been authorized by the holders of such beneficial owners’ interests and such beneficial owners shall be conclusively presumed to have acted on behalf of and at the written direction or instruction from such holders (and Trustee, Collateral Agent, Issuer and Guarantors shall be entitled to conclusively rely on such presumption and the Trustee and Collateral Agent shall have no liability or responsibility for acting (or refraining from acting) in reliance on any such evidence of ownership provided by a Holder or beneficial owner). The Issuer, any Officer signing an Officer’s Certificate and any counsel delivering an Opinion of Counsel shall be entitled to rely in good faith on such documents. The Trustee and Collateral Agent shall be entitled to rely conclusively on any such documents, and shall have no liability to the Issuer, the Holders, the beneficial owners or any other Person for acting or refraining from acting based on any such documents provided to the Trustee and/or the Collateral Agent.

Section 1.06       Trust Indenture Act. The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

Article 2
THE NOTES

Section 2.01       Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company.

Section 2.02       Execution, Authentication and Delivery.

(a)             An Officer of the Issuer shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

(1)            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(2)            A Note shall not be valid until an authorized signatory of the Trustee or an Authenticating Agent signs the certificate of authentication on the Note upon a Company Order by manual, electronic or facsimile signature. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the principal amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the number of separate Note certificates to be authenticated, the registered Holder of each such Note and delivery instructions.

(3)            On the Issue Date, the Trustee or an Authenticating Agent shall authenticate and deliver the Initial Notes and, at any time and from time to time thereafter, any Additional Notes for original issue as set forth in Section 2.12, in each case upon a Company Order.

(4)            The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1 in excess thereof (each, an “Authorized Denomination”).

(b)            The Trustee may appoint an authenticating agent, with a copy of such appointment to the Company, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

Section 2.03       Transfer Agent, Registrar and Paying Agent. ~~(a)~~(a) The Issuer shall maintain or cause to be maintained, an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents, or transfer agents. The term “Paying Agent” includes any additional paying agent. The term “Registrar” includes any additional Registrar or co-registrar. The Issuer shall maintain a Paying Agent and Transfer Agent with offices in the United States.

(b)            The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. The Company or any Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or Transfer Agent. The Company initially appoints Wilmington Savings Fund Society, FSB as Registrar, Paying Agent and Transfer Agent in connection with this Indenture and the Notes.

Section 2.04       Paying Agent to Hold Money in Trust.

(a)            By 3:00 p.m. New York time no later than one Business Day prior to each Payment Date on any Note, the Issuer shall deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any Additional Amounts). The Issuer shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date from any such payment a confirmation (by facsimile) of its intention to make such payment.

(b)            Each Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment.

(c)            The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

(d)            Each payment in full of principal, redemption amount, Additional Amounts or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Issuer or a Guarantor to or to the order of the Trustee in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Issuer or such Guarantor, as the case may be, to make payment of principal, redemption amount, Additional Amounts or interest payable hereunder and under the Notes on such date; provided, however, that the liability of the Trustee hereunder shall not exceed any amounts paid to it by the Company or such Guarantor, as the case may be, or held by it, on behalf of the Holders hereunder.

Section 2.05       Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause to be furnished to the Trustee in writing, at least ten (10) Business Days before the first and third Interest Payment Dates of each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with Section 312(a) of the TIA. The Trustee shall be permitted to fully rely with no liability therefor on the most recent list so provided.

Section 2.06       Transfer and Exchange.

(a)             Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of definitive certificated Notes (“Certificated Notes”) if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within ninety (90) days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes and a Holder has so requested in writing; provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures and provided further that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (i) the expiration of the Restricted Period and (ii) the receipt by the Registrar of any certificates required under the provisions of Regulation S.

Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee in accordance with the requirements of this Indenture, for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit D or Exhibit F, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely with no liability therefor.

(b)            On or prior to the 40th day after the Issue Date, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit E to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.

(c)             Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit D to the effect that such transfer is being made in accordance with Regulation S.

Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds. There can be no assurance as to the effect, if any, of settlements in immediately available funds on trading activity in the Notes. Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with Applicable Procedures.

(d)            Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the applicable Corporate Trust Office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.

In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered, upon receipt of a Company Order, at the applicable Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the applicable Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the applicable Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit C attached to the Note presented for transfer.

(e)             Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.06 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.

All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

(f)             The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep a register of the Notes and their ownership, exchange and transfer. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of fifteen (15) days ending on the Record Date.

(g)            Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

(h)            The Trustee shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, Applicable Procedures or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Certificated Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07       Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Issuer, the Trustee, the Transfer Agent, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen, mutilated or defaced beyond clear identification or lost Notes, evidence satisfactory to the Trustee, the Transfer Agent, the Registrar, the Paying Agents and the Issuer that such Note was destroyed, stolen, mutilated or defaced beyond clear identification or lost, together with such indemnity and/or security as the Trustee and the Issuer may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.

Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, any Agent and any Authenticating Agent from any loss or liability that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

Section 2.08       Temporary Notes. Subject to the provisions of Section 2.06(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. As necessary, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.09       Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Transfer Agent and the Paying Agent shall forward to the Trustee, if they are not the same person, any Notes surrendered to them for transfer, exchange or payment. The Trustee or a Paying Agent and no else shall cancel, and the Trustee shall destroy, in each case, in accordance with its customary procedures all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, upon written instruction from the Issuer, deliver a confirmation of such destruction to the Issuer unless the Issuer directs the Trustee in writing to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Issuer from issuing any Additional Notes. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their Affiliates holds such Note, except that such Notes will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01.

Section 2.10       Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.10, such manner of payment shall be deemed practicable by the Trustee.

The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the payment date of such defaulted interest. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least fifteen (15) days before any such special record date, the Issuer shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.11       CUSIP and ISIN Numbers.

The Issuer, in issuing the Notes, may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.

Section 2.12       Issuance of Additional Notes. The Issuer may, from time to time, with the consent of the Required Holders of the Notes, create and issue Additional Notes in an unlimited aggregate principal amount having the same terms and conditions as the Initial Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall form a single series with the previously outstanding Notes and shall vote together as one class on all matters with respect to the Notes; provided that the Additional Notes will have a separate CUSIP number unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes. Unless the context otherwise requires, for all purposes of this Indenture and the Notes, references to the Notes include any Additional Notes actually issued. The Trustee shall authenticate any Additional Notes in the manner provided for and in accordance with Section 2.02 hereof.

Article 3
REDEMPTION

Section 3.01       Redemption.

(a)              On each Interest Payment Date, commencing on the first Interest Payment Date occurring on or after the date that is three (3) months after the Issue Date, the Company shall redeem, at a redemption price equal to 100% of the amount of the Notes to be redeemed, a principal amount of Notes equal to: (i) as long as the Exchangeable Take-Back Debt is outstanding, the lesser of (X) $6,250,000.00 and (Y) the aggregate principal amount of the Notes outstanding at such time; and (ii) from and after the date when the Exchangeable Take-Back Debt is no longer outstanding, the lesser of (X) $12,500,000.00 and (Y) the aggregate principal amount of the Notes outstanding at such time. The Company will provide written notice to the Trustee of the date on which the Exchangeable Take-Back Debt is no longer outstanding.

(b)            The Notes will otherwise be redeemable, at the option of the Company, in whole or in part, at any time from time to time, at a redemption price equal to 100% of the amount of the Notes to be redeemed; plus any accrued but unpaid interest and Additional Amounts, if any, to, but not including, the Redemption Date.

Section 3.02       Notice to Trustee. If the Issuer elects to or is required to redeem Notes pursuant to Section 3.01 hereof, it shall notify the Trustee in writing of the Redemption Date and the Redemption Price. The Issuer shall give each notice provided for in this Section 3.02 in an Officers’ Certificate (including the information required by Section 3.03 and the notice to the Holders required by Section 3.03) at least five (5) Business Days before notice of redemption is required to be sent to the applicable Holders pursuant to Section 3.03 (unless a shorter period shall be satisfactory to the Trustee).

Section 3.03       Notice of Redemption by the Issuer. In the case of redemption of Notes pursuant to Section 3.01, the notice of redemption shall be distributed at least ten (10) but not more than sixty (60) days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail or electronically. A notice of redemption may be subject to one or more conditions precedent, which shall be stated in the redemption notice.

The notice shall state:

(1)            the Redemption Date;

(2)            the Redemption Price;

(3)            the name and address of the Paying Agents;

(4)            that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

(5)            that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(6)            the section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(7)            any conditions precedent to the redemption of the Notes;

(8)            the CUSIP or ISIN number, if any; and

(9)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee as described in Section 3.02, the Trustee shall give the notice of redemption in the name and at the expense of the Company reflecting the information provided by the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

Section 3.04       Deposit of Redemption Price. By 3:00 p.m. New York time no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Principal Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes other than Notes that have been delivered by the Company to the Trustee at least fifteen (15) days prior to the Redemption Date for cancellation. The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 a.m. (New York time) two (2) Business Days prior to the due date from any such payment a confirmation (by facsimile) of its intention to make such payment.

Section 3.05       Effect of Redemption. If the Company complies with the provisions of Section 3.03 and Section 3.04, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon such surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

Section 3.06       Selection of Notes to be Redeemed. If less than all of the outstanding Notes are to be redeemed, if the Notes are held through a depositary, the Notes will be selected for redemption pursuant to the Applicable Procedures of such depositary or, if the Notes are held in definitive registered form, the Trustee will select the Notes to be redeemed in principal amounts of U.S.$2,000 and integral multiples of U.S.$1 in excess thereof. In the latter case, the Trustee may select the Notes pro rata.

Section 3.07       Notes Redeemed In Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense and in accordance with Section 2.02 hereof) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of U.S.$2,000 or an integral multiple of U.S.$1 in excess thereof.

Section 3.08       Tender Offer Redemption. If the Company purchases 85% or more of the then outstanding Notes pursuant to a bona fide tender offer to all Holders, the Company may redeem the remaining outstanding Notes after the completion of the purchase of the Notes tendered in the tender offer, at a price equal to the price such Notes were purchased by the Company pursuant to the provisions of this Article 3.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Article 4
COVENANTS

Section 4.01       Payment of Principal and Interest under the Notes. The Issuer shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes, which may include payment in kind with additional Notes (“PIK Interest”). Principal and interest (including any Additional Amounts) shall be considered paid on the date due if by 3:00 p.m. New York time no later than one Business Day prior to such Payment Date to the Principal Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest (including Additional Amounts) due on such Payment Date. PIK Interest shall be considered paid on the date due if in accordance with the terms hereof and of the Notes, the Trustee or Principal Paying Agent has received as of noon (New York City time) a Company Order and, if applicable, additional Notes executed by the Issuer.

From and after the second anniversary of the Issue Date, the Issuer may, in its sole discretion, pay any amount of interest accruing from and after such date either (i) in cash or (ii) in kind with additional Notes (such payment, a “PIK Payment”). If the Issuer elects to pay PIK Interest, it shall notify the Trustee of its election at least ten (10) Business Days prior to the commencement of the corresponding interest period in a PIK Election Notice, substantially in the form of Exhibit J hereto, delivered in accordance with Section 2.02.

On any Interest Payment Date on which the Issuer pays PIK Interest (such date, a “PIK Interest Payment Date”) as provided under the form of Notes with respect to a Global Note, the Trustee, upon receipt of a Company Order or in accordance with Section 2.02, shall increase the principal amount of such Global Note by an amount equal to the PIK Interest payable, rounded down to the nearest whole $1, for the relevant Interest Period on the principal amount of such Global Note, to the credit of the Holders on the relevant Record Date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase. The Issuer shall timely deliver a Company Order in accordance with Section 2.02 prior to the applicable PIK Interest Payment Date requesting that the Trustee so increase the principal amount of such Global Note. On any Interest Payment Date on which the Issuer makes a PIK Payment by issuing an additional Note (a “PIK Note”), the principal amount of any such PIK Note issued to any Holder, for the relevant Interest Period as of the relevant Record Date for such Interest Payment Date, shall be rounded down to the nearest $1.

PIK Interest will be payable on any applicable Interest Payment Date (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Notes on such Interest Payment Date by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest $1) and upon receipt of a Company Order in accordance with Section 2.02, the Trustee will cause such Global Notes to be increased and (y) with respect to Notes represented by Certificated Notes, by issuing PIK Notes on such Interest Payment Date in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the period (rounded down to the nearest $1), and upon receipt of a Company Order and such applicable PIK Notes, the Trustee will authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment on any Interest Payment Date, the Global Notes will bear interest on such increased principal amount from and after such Interest Payment Date. All Certificated Notes issued pursuant to a PIK Payment will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

The Issuer shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes.

No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.

Section 4.02       Maintenance of Office or Agency. The Issuer shall maintain, in each place of payment for the Notes, an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03       Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and the Issuer shall promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent other than the Trustee, subject to the provisions of this Section 4.03, shall:

(1)            hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as set forth herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(2)            give the Trustee written notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

(3)            at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Principal Paying Agent hereby agrees with the Issuer to act as Principal Paying Agent in accordance with this Section 4.03. The Issuer shall cause each other Paying Agent to execute and deliver an instrument in which such Paying Agent shall agree with the Issuer to act as a Paying Agent in accordance with this Section 4.03.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

On or prior to the date hereof, the Principal Paying Agent is authorized and directed to establish and maintain, in the name of the Trustee, for the benefit of the Holders, a payment account. Amounts on deposit in such account shall be held uninvested. The Principal Paying Agent is authorized to make payments from such account as described in this Indenture.

Section 4.04       Maintenance of Organizational Existence. Each of the Parent, the Issuer and each Guarantor shall maintain in effect its organizational existence and all registrations necessary therefor except to the extent the Parent or the Company in good faith determine that the failure to do so is in the best interest of the Parent or the Company and would not have a material adverse effect on the ability of the Parent, the Issuer and the Guarantors, taken as a whole, to perform their payment obligations under the Notes; provided that these restrictions shall not prohibit any transactions not prohibited by Article 5.

Section 4.05       Payment of Additional Amounts.

(a)             All payments by the Company (or any Paying Agent) in respect of the Notes or the Guarantors (or any Paying Agent) in respect of the Note Guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, or other governmental charges of a similar nature imposed or levied by or on behalf of Brazil or Luxembourg, or any political subdivision or authority therein or thereof or any other jurisdiction in which the Company or any Guarantor is organized, doing business or has a permanent establishment (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company or the Guarantors (or any Paying Agent) are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors (or any Paying Agent), as applicable, will make such deduction or withholding, and make payment of the amount so withheld to the appropriate governmental authority and the Company or the Guarantors, as applicable, will pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal (and premium, if any) and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”).

Notwithstanding the foregoing, no such Additional Amounts shall be payable:

(1)            to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being incorporated in, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under this Indenture and the receipt of payments with respect to the Note;

(2)            in respect of Notes surrendered or presented for payment (if surrender or presentment is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, had the Note been surrendered for payment on the last day of such period of 30 days;

(3)            to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders will be required to comply with such certification, identification, documentation or other reporting requirement;

(4)            in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(5)            in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal, premium (if any) or interest on the Note;

(6)            in respect of any tax imposed on overall net income or any branch profits tax;

(7)            in respect of any tax imposed pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement in respect thereof or any agreement entered into pursuant to section 1471(b)(1) of the Code;

(8)            in respect of any tax imposed by Luxembourg by virtue of the Luxembourg law of 23 December 2005, as amended from time to time (the “Relibi Law”); or

(9)            in respect of any combination of the above.

(b)            No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(c)             The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(d)            In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for refund or credit and incurs no other obligation (including, for the avoidance of doubt, any filing or other action) with respect thereto.

(e)             The Company and the Guarantors shall provide the Trustee with documentation evidencing the payment of taxes in respect of which the Company or the Guarantors, as applicable, have paid any Additional Amounts. Copies of such documentation shall be made available by the Trustee to the Holders or the Paying Agents, as applicable, upon written request therefor.

(f)             The Company shall also pay any present or future stamp, issue, registration, court or documentary taxes or any excise or property taxes, charges or similar levies (including any penalties, interest and other liabilities relating thereto) which arise in any jurisdiction from the execution, delivery, registration, enforcement or the making of payments in respect of this Indenture, the Notes or the Note Guarantees, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction other than those resulting from, or required to be paid in connection with, the enforcement of the Notes following the occurrence of any Default or Event of Default.

(g)            Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or any of the Note Guarantees by the Guarantors will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.

(h)            The obligations of the Company and the Guarantors pursuant to this Section 4.05 shall survive termination or discharge of this Indenture.

Section 4.06       Reporting Requirements.

(a)             The Parent will provide the Trustee with the following reports (and will also provide the Trustee with sufficient copies, as required, of the following reports referred to in clauses (i) through (v) below for distribution, at the Company’s expense, to all Holders of Notes):

(i)              an English language version of the Parent’s annual audited consolidated financial statements prepared in accordance with IFRS not later than 120 days after the close of its fiscal year, commencing with the annual audited consolidated financial statements for the fiscal year ending on December 31, 2025;

(ii)            an English language version of the Parent’s unaudited consolidated quarterly financial statements prepared in accordance with IFRS not later than 90 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);

(iii)          simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a Compliance Certificate containing the information contained in clause (i) of the definition thereof;

(iv)          without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted as a material fact by (and promptly after filing or submission by) the Company with the TISE or any stock exchange on which the Notes may be listed (in each case, to the extent that any such report or notice is generally available to its security holders or the public); and

(v)            promptly after any executive officer of the Parent or the Issuer becomes aware of the existence of an Event of Default, an Officers’ Certificate setting forth the details thereof and the action which the Company or Parent is taking or proposes to take with respect thereto.

(b)            The requirement to provide any report (or copies thereof) to the Trustee pursuant to clause (a) above shall be deemed satisfied if such report has been filed with (i) the Brazilian Securities Commission (Comissão de Valores Mobiliários (CVM)), (ii) the SEC through the Electronic Data Gathering Analysis and Retrieval (EDGAR) system (or any successor method of filing) or (iii) with any equivalent regulatory authority of any jurisdiction where the Notes are listed or if such report is made available on the Parent’s, GLAI’s or the Company’s website.

(c)             The Issuer will also comply with the other provisions of TIA Section 314(a).

(d)            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

(e)             The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Parent, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer, as to the signer’s knowledge of the Issuer’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Section 4.07       Available Information. For so long as any Notes remain outstanding, the Company shall make available to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchasers designated by such Holder or beneficial owner, upon request to such Holder or beneficial owner, and in addition to the information referred to in Section 4.06, the information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

Section 4.08       Limitations on Incurrence of Additional Indebtedness.

(a)             Neither the Parent nor the Company will, and they will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Capital Stock, and the Parent and the Company will not cause or permit any of the Restricted Subsidiaries to issue any Preferred Stock, except that the Parent, the Company and the Restricted Subsidiaries may incur unsecured Indebtedness or issue any unsecured Disqualified Capital Stock and any Restricted Subsidiary may issue any unsecured Preferred Stock, if, at the time of and immediately after giving pro forma effect to the incurrence or issuance thereof and the application of the net proceeds therefrom, the Consolidated Net Leverage Ratio of the Parent (determined on a pro forma basis after giving effect to such incurrence or issuance as if such incurrence or issuance had occurred on the last day of the period for which the Consolidated Net Leverage Ratio is determined) shall be equal to or less than 3.0 to 1.0, as certified, in the case of (i) an issuance of Disqualified Stock or Preferred Stock, (ii) an incurrence of Indebtedness for borrowed money or (iii) an incurrence of Indebtedness not for borrowed money in an aggregate principal amount in excess of U.S.$5,000,000 in a Compliance Certificate delivered by the Company to the Trustee on the date of incurrence of such Indebtedness or issuance of such Disqualified Capital Stock or Preferred Stock.

(b)            The restrictions set forth in clause (a) above shall not apply to the following (collectively, “Permitted Indebtedness”):

(1)            Indebtedness in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) the lesser of (x) U.S.$333,600,000 and (y) the sum of U.S.$[33,600,000] plus the aggregate principal amount of Exit Notes redeemed pursuant to the Equity Claw (as defined in the Exit Notes) within 180 days after the Issue Date and (b) $[150,000,000];

(2)            Indebtedness in respect of the Notes (excluding any Additional Notes but including PIK Notes) and Note Guarantees;

(3)            other Indebtedness of the Parent, the Company and the Restricted Subsidiaries outstanding on the Issue Date after giving effect to consummation of the Plan of Reorganization and, in the case of any such Indebtedness for borrowed money, set forth in the Plan of Reorganization (and any paid in kind interest thereon in accordance with the terms thereof as in effect on the Issue Date), other than Indebtedness otherwise specified under any clause of this definition of Permitted Indebtedness;

(4)            Hedging Obligations entered into by the Parent, the Company and the Restricted Subsidiaries for bona fide hedging purposes and not for speculative purposes;

(5)            intercompany Indebtedness between the Parent and the Company, between the Parent and any Restricted Subsidiaries, between the Company and any Restricted Subsidiaries or between any Restricted Subsidiaries; provided that such Indebtedness is subordinated in right of payment to the Notes or pursuant to a subordination agreement acceptable to the Required Holders; and provided, further, that in the event that at any time any such Indebtedness ceases to be held by the Parent, the Company or a Restricted Subsidiary, such Indebtedness will be deemed to be incurred by the Parent, the Company or the relevant Restricted Subsidiary, as the case may be, and not permitted by this clause (5) at the time such event occurs;

(6)            Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(7)            Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Parent, the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(8)            Indebtedness consisting of letters of credit, banker’s acceptances, performance bonds, appeal bonds, surety bonds, customs bonds and other similar bonds and reimbursement obligations incurred by the Parent, the Company or any Restricted Subsidiary in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Parent, the Company or any Restricted Subsidiary (in each case, other than for an obligation for borrowed money);

(9)            Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case in accordance with the Indenture;

(10)         Permitted Refinancing Indebtedness in respect of:

(A)           Indebtedness (other than Indebtedness owed to the Parent, the Company or any Subsidiary of the Parent) incurred pursuant to clause (a) above (it being understood that no Indebtedness outstanding on the Issue Date is incurred pursuant to such Section 4.08(a));

(B)           Indebtedness incurred pursuant to Section 4.08(b)(1), Section 4.08(b)(2), Section 4.08(b)(3), Section 4.08(b)(10) Section 4.08(b)(13), Section 4.08(b)(14) (excluding Indebtedness owed to the Parent, the Company or a Subsidiary of the Parent), Section 4.08(b)(25), and Section 4.08(b)(26); or

(C)           Indebtedness incurred pursuant to Section 4.08(b)(15) and Section 4.08(b)(16); provided that in each such case the requirements set forth in Section 4.08(b)(15) and Section 4.08(b)(16), respectively, are satisfied.

(11)         Indebtedness arising from agreements of the Parent, the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Parent, the Company and the applicable Restricted Subsidiary in connection with such disposition;

(12)         the guarantee by the Parent, the Company or any Guarantor of Indebtedness of the Parent, the Company or a Restricted Subsidiary of the Parent or the Company that was permitted to be incurred by another provision of this covenant;

(13)         Acquired Indebtedness; provided that after giving effect to the incurrence thereof, neither the Parent, the Issuer nor any of the Restricted Subsidiaries shall be required to guarantee any obligations in connection with such Acquired Indebtedness and the Capital Stock of the Restricted Subsidiary that has incurred such Acquired Indebtedness (or the ultimate parent entity of such Restricted Subsidiary) shall have become subject to a Lien in favor of the Collateral Agent that is subject to the Collateral Documents;

(14)         Aircraft Indebtedness; provided that, to the extent such Indebtedness is secured, the relevant collateral is limited to the assets purchased with the proceeds of such Aircraft Indebtedness;

(15)         Indebtedness, whether secured or unsecured, that is issued to, or is guaranteed by, the Fundo Nacional de Aviação Civil (FNAC) - Brazilian National Civil Aviation Fund, Fundo de Garantia à Exportação (FGE) - Export Guarantee Fund -, Banco Nacional de Desenvolvimento Econômico e Social (BNDES) - National Bank for Economic and Social Development - or any other Governmental Authority of Brazil in an amount outstanding not to exceed at any time U.S.$300,000,000 (or the equivalent in other currencies) excluding fees and interests;

(16)         Deeply Subordinated Indebtedness issued to Affiliates of the Parent;

(17)         Indebtedness under Receivables Financings in an amount not to exceed the sum of (i) the greater of (x) U.S.$100,000,000 (or the equivalent in other currencies) and (y) 2.5% of Consolidated Net Revenue as of the date of incurrence of such Indebtedness, and (ii) any repayment of principal of the Receivables Financings outstanding as of the Issue Date (including any repayments thereof made prior to the Issue Date);

(18)         Indebtedness incurred pursuant to any deferred compensation plans for any director or officer of the Parent, the Company or any Restricted Subsidiary in the ordinary course of business;

(19)         Indebtedness of the Parent, the Company or any of the Restricted Subsidiaries represented by letters of credit or similar instruments for the account of the Parent, the Company or any Restricted Subsidiary, as the case may be, issued in the ordinary course of business;

(20)         to the extent constituting Indebtedness, all obligations owed under the Loyalty Program from time to time arising from miles earned or sold to program members;

(21)         Indebtedness for taxes levied, assessments due, settlements and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of business;

(22)         Indebtedness consisting of (i) the financing of insurance premiums in the ordinary course of business, (ii) take or pay obligations contained in supply agreements in the ordinary course of business, or (iii) any advance, loan or extension of credit arising in connection with the purchase of inventory, equipment or supplies in the ordinary course of business;

(23)         Preferred Stock of GLAI outstanding on the Issue Date or otherwise issued in connection with the Plan of Reorganization;

(24)         Preferred Stock of GLAI issued as a result of (i) any Equity Offering of GLAI that is not prohibited under this Indenture or (ii) the exercise of rights under any existing Qualified Capital Stock of GLAI;

(25)         solely from and after consummation of a Permitted Azul Transaction, and subject in all respects to Section 4.29, (a) Indebtedness of Azul and any of its Subsidiaries; provided that such Indebtedness was not incurred in anticipation or contemplation of such Permitted Azul Transaction, (b) subject to the satisfaction of the Specified Azul Conditions, guarantees of such Indebtedness (or Permitted Refinancing Indebtedness thereof) by Parent and its Subsidiaries (excluding Azul and its Subsidiaries, if applicable) and (c) guarantees by Azul and its Subsidiaries of Indebtedness of Parent and its Subsidiaries (excluding Azul and its Subsidiaries, if applicable); and

(26)         Indebtedness that (i) is raised within the first 180 days after the Issue Date, (ii) is issued as a strategic investment by an airline or airline group, (iii) to the extent secured by any Collateral, is secured by Liens on such Collateral that are pari passu or junior relative to the Liens on such Collateral securing the Notes, (iv) does not mature until at least 91 days prior to the Stated Maturity of the Notes, (v) does not require any amortization, redemption or other repayment of principal or interest or any similar amount in cash at any time prior to the Stated Maturity of the Notes (including in case of an insolvency proceeding of any of the Parent, the Issuer or the Guarantors), and (vi) is exchangeable into the Capital Stock of the Parent, in an aggregate principal amount not to exceed $330 million (Indebtedness incurred pursuant to this clause (26), “Strategic Debt Investment”).

(c)             In the event that an item of Indebtedness meets the criteria of clause (a) or (b) above or more than one of the categories of Permitted Indebtedness described in clauses (1) through (26) of clause (b) above, the Company may, in its sole discretion, divide and classify (or at any time reclassify) such item of Indebtedness in any manner that complies with this Section 4.08. Indebtedness permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by such provision and in part by one or more other provisions of this Section 4.08 permitting such Indebtedness.

(d)            For the avoidance of doubt, Factoring Facilities that involve a sale of Receivables without recourse to the Parent or any of the Restricted Subsidiaries shall not be subject to the provisions of this Section 4.08.

Section 4.09       Limitation on Transactions with Affiliates. Neither the Parent nor the Company shall, and they shall not permit any of their Restricted Subsidiaries to, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) involving aggregate consideration in excess of (a) in the case of any transactions involving Key Collateral, U.S.$5,000,000, or (b) otherwise, U.S.$15,000,000, in each case with or for the benefit of any Affiliate of the Parent (other than the Parent, the Company or their Restricted Subsidiaries) (an “Affiliate Transaction”), unless (i) such Affiliate Transaction is a Permitted Affiliate Transaction; provided, however, that such Affiliate Transaction does not involve Key Collateral; or (ii) the terms of the Affiliate Transaction are substantially as favorable to the Parent, the Company or such Restricted Subsidiary as those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate, and the Company delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration more than U.S.$30,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.09(b) and has been approved by the board of directors (or other equivalent governing body) of the Parent, the Company or such Restricted Subsidiary, and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$50,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.09(b) in the opinion of an Approved Appraisal Firm, as evidenced by a written report or opinion attached to such Officers’ Certificate. For the avoidance of doubt, with respect to any Affiliate Transaction involving the transfer of Key Collateral from the Issuer or a Guarantor to any Person that is not a Guarantor (and that does not become a Guarantor in accordance with the terms of this Indenture), the Net Proceeds of such Affiliate Transaction shall be applied in accordance with Section 4.22, if applicable.

Section 4.10       Repurchase of Notes upon a Change of Control. Not later than 30 days following a Rating Decline that results from a Change of Control or the announcement of a proposed Change of Control, the Company shall make an offer to purchase (a “Change of Control Offer”) all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest up to, but not including the date of purchase; provided that the Company shall have no obligation to complete the purchase of the Notes pursuant to the Change of Control Offer unless such proposed Change of Control actually occurs.

A Change of Control Offer must be made by written offer, which will specify the purchase price. The offer must specify an expiration date (the “expiration date”) not less than thirty (30) days or more than sixty (60) days after the date of the offer (or, if later, the date of consummation of the Change of Control) and a settlement date for the purchase (the “purchase date”) not more than five (5) Business Days after the expiration date. The offer must include information required by the Securities Act, Exchange Act or any other applicable laws. The offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

A Holder may tender all or any portion of its Notes pursuant to a Change of Control Offer, subject to the requirement that any portion of a Note tendered must be in a denomination of U.S.$2,000 or an integral multiple of U.S.$1 principal amount in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Change of Control Offer, and interest on Notes purchased will cease to accrue on and after the purchase date.

The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance.

If the Company purchases 85% or more of the then outstanding Notes pursuant to a Change of Control Offer under this Section 4.10, the Company may redeem the remaining outstanding Notes after the completion of the purchase of the Notes tendered in the Change of Control Offer, at a price equal to 101% of the principal amount plus accrued and unpaid interest up to, but not including the date of purchase, pursuant to the provisions of Article 3.

Section 4.11       After-Acquired Property.

(a)             If intellectual property of the type that is or is required to be Collateral on the Issue Date or required to become Collateral pursuant to Section 4.13 is acquired by the Issuer or a Guarantor (including intellectual property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents, then, to the extent applicable pursuant to the Collateral Documents, the Issuer or such Guarantor shall (i) provide a Lien over such property substantially consistent with the Liens granted over similar property on the Issue Date or required to be granted thereafter pursuant to Section 4.13 in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) in favor of the Collateral Agent, (ii) execute and deliver such Collateral Documents as shall be necessary to vest in the Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such intellectual property and to have such intellectual property (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such intellectual property, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions, and (iii) provide to the Trustee (for distribution to the Holders) a schedule of any new IP Rights generated or acquired by the Parent or its Subsidiaries, and the Trustee (acting at the Direction of the Required Holders) shall identify which items on such schedule constitute Material Intellectual Property to be included on an updated Schedule IV hereof. For the avoidance of doubt, the requirements for perfection of such Collateral (and applicable timing for satisfaction thereof) shall be subject to the terms set forth in the existing Collateral Documents applicable to assets of the same nature.

(b)            If any other property or assets of the same nature as the assets established as Collateral are held or acquired by any Issuer or a Guarantor that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents, then the Issuer or such Guarantor shall (i) provide a Lien over such property substantially consistent with the Liens granted over similar property on the Issue Date or pursuant to Section 4.13 in the applicable jurisdiction (or in the case of any jurisdiction where no Liens were previously granted, to the extent customary and reasonably achievable under applicable local law) in favor of the Collateral Agent and (ii) execute and deliver such Collateral Documents as shall be necessary to vest in the Collateral Agent a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest in such property and to have such property (but subject to the limitations set forth in the Collateral Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such property or assets, and deliver certificates and Opinions of Counsel consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, such certificates and Opinions of Counsel are customary in such jurisdictions. For the avoidance of doubt, the requirements for perfection of such Collateral (and applicable timing for satisfaction thereof) shall be subject to the terms set forth in the existing Collateral Documents applicable to assets of the same nature. For the avoidance of doubt, any airport slots that do not constitute Slots as of the date hereof shall not be subject to the foregoing requirement.

Section 4.12       Future Guarantors.

(a)             If:

(1)            (i) any Restricted Subsidiary of the Parent that is a Non-Guarantor Subsidiary (other than Azul and its Subsidiaries) incurs Indebtedness, Disqualified Capital Stock or Preferred Stock in an amount greater than U.S.$25,000,000 (or the equivalent in other currencies, and, in the case of Preferred Stock, based solely on the liquidation preference thereof as such amount), (ii) any Restricted Subsidiary of the Parent (other than the Issuer) that is a Non-Guarantor Subsidiary (other than Azul and its Subsidiaries) guarantees any Indebtedness or Disqualified Capital Stock of the Issuer or the Parent or any Indebtedness, Disqualified Capital Stock or Preferred Stock of any Restricted Subsidiary in an amount greater than U.S.$25,000,000 (or the equivalent in other currencies, and, in the case of Preferred Stock, based solely on the liquidation preference thereof as such amount), (iii) any Restricted Subsidiary of the Parent that is a Non-Guarantor Subsidiary guarantees any First Lien Obligations, or (iv) the Issuer determines in good faith that any Non-Guarantor Subsidiary (including any newly acquired or formed Subsidiary) (other than Azul and its Subsidiaries) has become a Significant Subsidiary (including as a result of a Revocation) based on the most recent consolidated financial statements of the Parent provided to the Trustee pursuant to Section 4.06 (or required to be provided thereunder), then the Issuer will cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture, promptly and in any event within ninety (90) days the applicable fiscal quarter (or one hundred twenty (120) days after a fiscal year in the case of the last fiscal quarter of each fiscal year), pursuant to which such Restricted Subsidiary shall unconditionally guarantee the Notes pursuant to one or more Note Guarantees, together with an Officers’ Certificate and Opinion of Counsel; or

(2)            any Restricted Subsidiary of the Issuer that is a Non-Guarantor Subsidiary acquires any asset that now or hereafter would be Collateral (including any IP Rights) if owned by the Issuer or a Guarantor on the Issue Date or after the Issue Date pursuant to Section 4.13, then the Issuer will cause such Restricted Subsidiary to unconditionally guarantee the Notes pursuant to one or more Note Guarantees and to execute such Collateral Documents as are necessary or desirable to grant a second-priority perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) Lien on such assets for the benefit of the Collateral Agent consistent with the ones delivered in the applicable jurisdiction in connection with other Collateral Documents or in the case of any jurisdiction where no Liens were previously granted, together with an Officers’ Certificate and Opinion of Counsel;

provided, however, that (A) no Subsidiary shall be required to become a Guarantor or be required to execute any supplemental indenture if: (1) such Subsidiary is a not-for-profit Subsidiary, or (2) the execution or enforcement of such supplemental indenture and the resultant Note Guarantees thereunder (i) is prohibited by, or in violation of, any law or regulation applicable to such party existing at the time of such acquisition or creation or becoming a Subsidiary or Guarantor, as applicable, (ii) would cause material adverse tax consequences, or (iii) the cost of which would outweigh the benefit to the Holders; (B) no Subsidiary that guarantees any First Lien Obligations may be excluded from providing a Note Guarantee and (C) if the Issuer determines in good faith that the EBITDAR of all Non-Guarantor Subsidiaries (measured on a combined basis and after giving pro forma effect to any acquisition or Investment) (other than Azul and its Subsidiaries) as of the last day of each fiscal quarter is greater than 10.0% of the Parent’s Consolidated EBITDAR based on the most recent consolidated financial statements of the Parent provided to the Trustee pursuant to Section 4.06 (or required to be provided thereunder), then the Issuer will cause one or more Restricted Subsidiaries to execute and deliver to the Trustee supplemental indentures as necessary for the Consolidated EBITDAR of all Guarantors (measured on a combined basis and after giving pro forma effect to any acquisition or Investment) as of the last day of such fiscal quarter to represent at least 90.0% of the Parent’s Consolidated EBITDAR, pursuant to which such Restricted Subsidiaries shall unconditionally guarantee the Notes pursuant to one or more Note Guarantees, together with an Officers’ Certificate and Opinion of Counsel.

(b)            Each Subsidiary of the Parent that is a Parent Entity shall unconditionally guarantee the Notes pursuant to one or more Note Guarantees.

(c)             Notwithstanding the foregoing, the Note Guarantees shall be limited to the maximum amount that would not render the Guarantors’ respective obligations subject to avoidance under applicable fraudulent conveyance laws.

(d)            Each Note Guarantee shall be released in accordance with Section 10.09.

Section 4.13       Post-Closing Obligations.

(a)             To the extent the Parent, the Issuer or any Guarantor, as applicable, is not able to execute and deliver all Collateral Documents required in connection with the creation and perfection of the Liens of the Collateral Agent on the Collateral (to the extent required by the Indenture) on or prior to the Issue Date, the Parent and the Issuer shall, and shall cause the Restricted Subsidiaries, to complete the actions set forth in Schedule 4.13 within the time periods set forth therein (or such longer periods agreed by the Required Investors (as defined in the Exit Notes Indenture)in their reasonable discretion ).

Section 4.14       Further Assurances; Control Agreements.

(a)             The Issuer and Guarantors shall, at their sole expense, do all acts which may be reasonably necessary to confirm that the Collateral Agent holds, for the benefit of the Secured Parties, duly created, enforceable and perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) second-priority Liens on the Collateral subject to Permitted Liens. The Issuer and Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions which may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Collateral Documents, to the extent permitted by applicable law.

(b)            The Issuer and each Guarantor shall deposit and maintain the net proceeds of the initial Exit Notes (other than such proceeds to be used on or about the effective date of the Plan of Reorganization in connection with consummation of the Plan of Reorganization as set out in accordance with the applicable sources and uses) (the “Exit Proceeds”) prior to the use or application thereof in accordance with this Indenture, in the Exit Proceeds Account, which shall be subject to a deposit account control agreement or securities account control agreement with “springing” exclusive control in favor of, and in form and substance reasonably satisfactory to the Collateral Agent (acting at the instructions of the Required Investors (provided that a Direction from Required Investors shall be sufficient)) or otherwise under the control of the Collateral Agent (as defined in Article 9 of the New York Uniform Commercial Code).

(c)             The Issuer shall cause the balance on deposit in the Exit Proceeds Account to be, as of each date which is 75 days prior to the immediately succeeding Payment Date (any such date, the “Reference Balance Date”) and at all times from such Reference Balance Date through such Payment Date, an amount not less than the aggregate interest on the Notes payable on such Payment Date.

(d)            The obligations under this Section 4.14 shall cease to apply upon the occurrence of a Trigger Event.

Section 4.15       No Impairment of the Security Interests. Except as otherwise permitted under this Indenture (including, for the avoidance of doubt, pursuant to a transaction otherwise permitted by this Indenture) and the Collateral Documents, none of the Company nor any of the Guarantors shall be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

Section 4.16       Maintenance of IP Pledge. The Issuer and each Guarantor, as applicable, shall, at its sole cost and expense, maintain, protect and enforce the IP Pledge (including any intellectual property included therein pursuant to Section  4.11(a)), and not license any such IP Pledge other than licenses entered into, or incidental to, the ordinary course of business, except as otherwise permitted under this Indenture or the Collateral Documents.

Section 4.17       Ratings. The Parent shall cooperate with the applicable Rating Agencies to obtain, within the three-month period following the Issue Date, a corporate family and/or corporate credit rating and a credit rating of the Notes from two of the Rating Agencies and shall use best efforts to cause the Issuer to be continuously rated by such Rating Agencies but shall not be required to obtain any specific rating.

Section 4.18       Liquidity. The Parent will not permit the aggregate amount of Liquidity to be less than (x) prior to the occurrence of a Trigger Event, $2,500,000,000 Brazilian reais and (x) upon the occurrence of a Trigger Event, $1,750,000,000 Brazilian reais, in each case, at the end of each calendar month, determined based on the average business day closing balance during such calendar month, as certified in a Compliance Certificate delivered by the Company to the Trustee simultaneously with the delivery of each set of financial statements referred to in Section 4.06(b).

Section 4.19       Limitations on Restricted Payments.

(a)             Neither the Parent nor the Company shall, and they shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(1)            declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Parent, the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

(A)           dividends or distributions payable in Qualified Capital Stock of the Parent;

(B)           dividends or distributions payable to the Parent, the Company and/or a Restricted Subsidiary;

(C)           dividends, distributions or returns of capital made on a pro rata basis to the Parent, the Company or the Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder); or

(D)           the declaration and payment of distributions to shareholders of any of the Parent, the Company or a Restricted Subsidiary in the form of dividends and interest on shareholders’ equity, in each case, for the purposes of the minimum mandatory dividend in accordance with art. 202 (caput) of the Brazilian Corporate Law and its bylaws in the percentage set forth in effect on the date hereof;

(2)            purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Parent or the Company held by Persons other than the Parent, the Company or any of the Restricted Subsidiaries;

(3)            make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness or Deeply Subordinated Indebtedness; or

(4)            make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment and immediately after giving pro forma effect thereto:

(i)              a Default or an Event of Default has occurred and is continuing;

(ii)            the Consolidated Net Leverage Ratio of the Parent is greater than 3.0 to 1.0 as of the last day of the fiscal quarter most recently ended prior to the making of such Restricted Payment, as evidenced in a Compliance Certificate delivered by the Company to the Trustee prior to the making of such Restricted Payment; or

(iii)          the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof will exceed the lesser of (i) U.S.$[●][6] and (ii) the sum of:

(1)            50% of Consolidated Net Income for the period (taken as one accounting period) commencing July 1, 2025, to and including the last day of the first full fiscal quarter ended immediately prior to the date of such Restricted Payment for which consolidated financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(2)            100% of the aggregate net cash proceeds or Fair Market Value of assets received by the Parent, GLAI or any Parent Entity subsequent to the Issue Date as a contribution to its common equity capital or from the issue or sale of Capital Stock (other than Disqualified Capital Stock) of the Parent, GLAI or any Parent Entity or from the issue or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Parent, GLAI or any Parent Entity that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Capital Stock or convertible or exchangeable debt securities) sold to a Subsidiary of the Parent, GLAI or any Parent Entity); plus

(3)            to the extent that any Investment (other than a Permitted Investment) that was made under this clause (iii) after the Issue Date is sold or otherwise liquidated or repaid (other than to the Parent, the Issuer or a Restricted Subsidiary), the amount of cash received by the Parent, the Issuer or any Restricted Subsidiary in respect of such sale, liquidation or disposition or the Fair Market Value of property received by the Parent, the Issuer or any Restricted Subsidiary in respect of such sale, liquidation or disposition (in each case, less the cost of disposition, liquidation or repayment, if any, paid or to be paid by the Parent, the Issuer or any Restricted Subsidiary); plus

(4)            to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary or is merged with or consolidated into the Parent, the Issuer or a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Investment in such Subsidiary as of the date of such redesignation or merger or consolidation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(5)            100% of any dividends or distributions received by the Parent, the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary or unconsolidated investee of the Parent, the Issuer or GLAI to the extent such dividends or distributions were not included in the calculation of Consolidated Net Income; plus

(6)            the amount of cash received by the Parent, the Issuer or a Restricted Subsidiary as repayment of loans which constitute Investments (other than Permitted Investments) made under this clause (iii) after the Issue Date by the Parent, the Issuer or a Restricted Subsidiary or the value of Guarantees made under this clause (iii) after the Issue Date by the Parent, the Issuer or a Restricted Subsidiary which constituted Investments (other than Permitted Investments) that have been released in full.

(b)            Notwithstanding Section 4.19(a), this Section 4.19 does not prohibit:

(1)            the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to this Section 4.19;

(2)            [the payment of any dividend to Abra or its Affiliates to pay for taxes incurred by Abra or such Affiliate as result of the Parent’s or GLAI’s and their Subsidiaries’ operating results;]

(3)            the payment of any dividend or distribution from GLAI or any Parent Entity (without duplication) in an amount sufficient to pay for shared overhead incurred by Abra or its Subsidiaries and Affiliates in an amount not to exceed U.S.$2,000,000 for all such payments during any fiscal year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years);

(4)            the acquisition of any Capital Stock of GLAI or the Parent in connection with a repurchase or redemption of Capital Stock or a reverse stock split in an amount not to exceed U.S.$2,000,000 for all such repurchases during any fiscal year (provided that, for the avoidance of doubt, payments made with proceeds from the sale of shares resulting from the combination of fractions of shares held by shareholders upon consummation of any reverse stock split shall not count towards such U.S.$2,000,000 limit);

(5)            the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Parent, of Qualified Capital Stock of the Parent;

(6)            repurchases by the Parent of Capital Stock of the Parent or options, warrants or other securities exercisable or convertible into Capital Stock of the Parent from employees or directors of the Parent, the Company or any of their Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors in an amount not to exceed U.S.$5,000,000 for all such repurchases during any fiscal year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years up to an aggregate amount not to exceed U.S.$2,500,000 for any two-year period); provided that, such amount may be increased to U.S.$10,000,000 for all such repurchases during any fiscal year if such repurchase is related to the acquisition of a similar business or a consolidation, amalgamation or merger of the Parent that complies with Article 5;

(7)            (A) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control pursuant to a provision no more favorable to the holders thereof than Section 4.10 hereof; provided that, without limiting the Company’s obligations hereunder, prior to the repurchase the Company has made an offer to purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with such offer to purchase; and (B) the repayment, repurchase, exchange or other satisfaction of Subordinated Indebtedness in exchange for Qualified Capital Stock of the Parent;

(8)            payments arising under the Abra Service Agreement; provided that such transaction complies with Section 4.09;

(9)            the acquisition of any shares of Capital Stock or Subordinated Indebtedness:

(A)           in exchange for Qualified Capital Stock of the Parent or GLAI; or

(B)           through the application of the net cash proceeds received by the Parent or GLAI from a substantially concurrent sale of Qualified Capital Stock of the Parent or GLAI;

(10)         [repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents all or a portion of the exercise price thereof (or related withholding taxes), and Restricted Payments by Parent or GLAI to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of Parent or GLAI;]

(11)         [if no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of Parent, the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.08(a) to the extent such payment is made when due in accordance with its terms; or]

(12)         any Restricted Payment in furtherance of a Permitted Group Transaction.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by the Parent, the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

[For purposes of determining compliance with this covenant, in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.19(a) or preceding clauses (1) through ([12]) of this Section 4.19(b) and/or one or more of the clauses contained in the definition of “Permitted Investments,” the Company will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among Section 4.19(a) and/or such clauses (1) through ([12]) and/or one or more clauses contained in the definition of “Permitted Investments” in a manner that otherwise complies with this Section 4.19.]

Notwithstanding the foregoing, neither the Parent, the Company or any of the Restricted Subsidiaries shall make any Restricted Payments (other than as permitted pursuant to Section 4.19(b)) within an eighteen (18) month period following the Issue Date.

Section 4.20       Limitations on Designation of Unrestricted Subsidiaries.

(a)             The Parent may designate after the Issue Date any Subsidiary of GLAI as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)            no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation;

(2)            the Company could incur U.S.$1.00 of additional Indebtedness pursuant to Section 4.08(a), on a pro forma basis taking into account such designation;

(3)            the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 4.19(a) in an amount (the “Designation Amount”) equal to the Fair Market Value of the amount of the Company’s Investment in such Subsidiary on such date; provided that with respect to a Designation involving an amount in excess of U.S.$[25,000,000], such Fair Market Value as confirmed by an Approved Appraisal Firm, as evidenced by a written report or opinion attached to an Officers’ Certificate;

(4)            such designation is reasonably and in good faith determined by an Officer of the Issuer to promote or significantly benefit the operational businesses of the Issuer and the Restricted Subsidiaries on the date of such designation; and

(5)            such designation is otherwise consistent with the requirements set forth in the definition of “Unrestricted Subsidiary.”

(b)            Neither any of the Parent, the Company nor any Restricted Subsidiary will at any time, except as permitted by Section 4.08 and Section 4.19:

(1)            provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2)            be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3)            be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse Guarantee given solely to support the pledge by the Parent, the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary.

(c)             The Parent may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1)            no Default or Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

(2)            all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time and at the time of Revocation, have been permitted to be incurred for all purposes of the Indenture.

(d)            Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1)            all existing Investments of the Parent, the Company, and the Restricted Subsidiaries therein (valued at the Parent’s, the Company’s or the Restricted Subsidiary’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2)            all existing Capital Stock or Indebtedness of the Parent or a Restricted Subsidiary held by it will be deemed incurred at that time, and all Liens on property of the Parent or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3)            all existing transactions between it and the Parent, the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4)            it is released at that time from its Note Guarantee, if any; and

(5)            it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e)             Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)            all of its Indebtedness, Disqualified Capital Stock and, to the extent applicable, Preferred Stock will be deemed incurred at that time for purposes of Section 4.08;

(2)            Investments therein previously charged under Section 4.19 will be credited thereunder;

(3)            may be required to issue a guarantee; and

(4)            it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(f)             The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by board resolutions of the Company’s (or to the extent applicable, the Parent’s or GLAI’s) board of directors and an Officers’ Certificate delivered to the Trustee certifying compliance with the preceding provisions.

Section 4.21       Limitation on Liens. None of the Parent or the Company shall, and they shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets that constitute or are required under this Indenture or the Collateral Documents to constitute Collateral, whether owned on the Issue Date or acquired after the Issue Date, and any and all proceeds therefrom to the extent such proceeds are pledged, or are required under this Indenture or the Collateral Documents to be pledged, as Collateral.

Section 4.22       Limitation on Asset Sales. Neither the Parent nor the Company shall, and they shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)             the Parent or the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise disposed of; provided that, with respect to a disposition of any Key Collateral, (i) any valuation report prepared in connection therewith shall be delivered to the Required Holders and (ii) if holders of Exit Notes exercise their appraisal right pursuant to the corresponding section of the Exit Notes Indenture, the value determined by such appraisal shall govern for purposes hereof; provided further that, this clause (a) shall not apply to any foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed of condemnation or otherwise);

(b)            such Asset Sale is made as part of a bona fide arm’s length transaction with a third party; and

(c)             at least 75% of the consideration received in the Asset Sale, by the Parent, the Company or such Restricted Subsidiary is in the form of Cash Equivalents, to be cumulatively tested among all Asset Sales occurring since the Issue Date.

For purposes of clause (c) above, the amount of (i) any liabilities (as shown on the Parent’s, the Company’s or the applicable Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Parent, the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets or are terminated, canceled or otherwise cease to be obligations of the Parent or the Company in connection with such Asset Sale and, in each case from which the Parent, the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities or other obligations or assets received by the Parent, the Company or such Restricted Subsidiary from such transferee that are converted by the Parent, the Company or Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any asset described in clause (b) below shall be deemed to be cash for purposes of this Section 4.22.

Within 365 days after the receipt of any net proceeds from an Asset Sale (other than an Asset Sale of Key Collateral), the Parent or the Company (or, if applicable, the Restricted Subsidiary) may apply those net proceeds at its option in one or more of the following manners:

(a)             to reduce Indebtedness (other than Subordinated Indebtedness);

(b)            (x) to make capital expenditures or (y) to purchase or make an Investment otherwise permitted under this Indenture in (A) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and it results in the Parent, the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) properties, or (C) any other assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale; provided that if, during such 365-day period, the Parent, the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such net proceeds in accordance with the requirements of clause (x) or (y) of this paragraph after such 365th day, such 365-day period will be extended with respect to the amount of net proceeds so committed for a period not to exceed 180 days until such net proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement); and/or

(c)             any combination of the foregoing.

Solely with respect to an Asset Sale of Key Collateral, within [●] days after the receipt of any Net Proceeds from such Asset Sale, the Parent or the Company (or, if applicable, the Restricted Subsidiary) shall apply those Net Proceeds in their entirety to (A) redeem Exit Notes (or any Permitted Refinancing Indebtedness in respect thereof) and/or (B) reduce Obligations under the Notes in the case of this clause (B), at their option (i) by redeeming Notes as provided under Section 3.01, or (ii) by making an offer (in accordance with the procedures set forth herein for an Asset Sale Offer) to all holders of the Notes to purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, plus the applicable Baseline Redemption Premium as provided under Section 3.01, if any, on the principal amount of Notes to be repurchased to the date of repurchase.

Pending the final application of any net proceeds, the Parent, the Company or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the net proceeds from an Asset Sale (other than an Asset Sale of Key Collateral) in any manner that is not prohibited by this Indenture. Any net proceeds from an Asset Sale (other than an Asset Sale of Key Collateral) not applied or invested in accordance with the preceding two paragraphs within the time periods set forth above shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds U.S.$20,000,000, the Parent, the Company or the applicable Restricted Subsidiary will make an offer (an “Asset Sale Offer”) to prepay or repurchase an aggregate principal amount of Notes equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash; provided that (A) if at the time that any such Asset Sale Offer would be required, the Issuer is required to prepay or offer to repurchase any First Lien Obligations (which were permitted to be incurred pursuant to Section 4.08 and Section 4.21) pursuant to the terms of the documentation governing such First Lien Obligations with the Excess Proceeds of such Asset Sale (such First Lien Obligations required to be prepaid or offered to be so repurchased, “Priority Applicable Indebtedness”), then the Issuer may first (and prior to making any Asset Sale Offer as required by this Section 4.22) apply such Excess Proceeds to the payment or purchase of the Priority Applicable Indebtedness as required by the relevant governing documentation up to the amount of such Excess Proceeds required to be applied to the Priority Applicable Indebtedness pursuant to the terms thereof, and the remaining amount (as a result of such prepayment or purchase being declined by holders of Exit Notes (such declined proceeds, the “Declined Asset Sale Proceeds”)), if any, of such Excess Proceeds shall be allocated to the offer to repurchase the Notes and/or Other Applicable Indebtedness pursuant to this Section 4.22 and (B) if at the time that any such offer to repurchase would be required, the Issuer is required to prepay or offer to repurchase any Indebtedness that is secured by Liens on the Collateral on a pari passu basis with the Obligations (which Indebtedness is permitted to be incurred pursuant to Section 4.08 and Section 4.21) pursuant to the terms of the documentation governing such Indebtedness with the Excess Proceeds of such Asset Sale (such Indebtedness required to be prepaid or offered to be so repurchased, “Other Applicable Indebtedness”), then the Issuer may apply such Excess Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Notes and Other Applicable Indebtedness at such time); provided, further, that the portion of such Excess Proceeds allocated to any Priority Applicable Indebtedness and Other Applicable Indebtedness shall not exceed the amount of such Excess Proceeds required to be allocated to the Priority Applicable Indebtedness and Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Proceeds shall be allocated to the offer to repurchase additional Notes pursuant to this Section 4.22 and to the repurchase or prepayment of any Other Applicable Indebtedness (ratably between the Notes and any such Other Applicable Indebtedness on the basis of the aggregate outstanding principal amount of the Notes and such Other Applicable Indebtedness at such time).

If any Excess Proceeds remain after consummation of an Asset Sale Offer and any other offers made pursuant to the immediately preceding paragraph in respect of Priority Applicable Indebtedness and Other Applicable Indebtedness, the Parent, the Company or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Intercreditor Agreements. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds required to purchase Notes above, the Notes to be purchased will be selected on a pro rata basis and in accordance with DTC procedures, as applicable. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds hereunder will be reset at zero. To the extent Excess Proceeds exceed the outstanding aggregate principal amount of the Notes, the Company need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes, and any additional Excess Proceeds will not be subject to this Section 4.22 and will be permitted to be used for any purpose otherwise permitted hereunder in the Company’s discretion.

The Company may, at its option, satisfy the foregoing obligations with respect to any net proceeds from an Asset Sale (other than an Asset Sale of Key Collateral) by making an Asset Sale Offer with respect to such net proceeds prior to the date required by this Indenture with respect to all or a part of the net proceeds. Such Asset Sale Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes and/or Note Guarantees. The provisions under this Indenture relative to the Company’s obligations to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Required Holders.

If the Parent, the Company or the applicable Restricted Subsidiary purchases 85% or more of the then outstanding Notes pursuant to an Asset Sale Offer under this Section 4.22, the Company may redeem the remaining outstanding Notes after the completion of the purchase of the Notes tendered in the Asset Sale Offer, at a price equal to 100% of the principal amount plus accrued and unpaid interest up to, but not including the date of purchase, pursuant to the provisions of Article 3.

The Parent, the Company or the applicable Restricted Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.22, the Parent, the Company or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.22 by virtue of such conflict.

Section 4.23       Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Neither the Parent nor the Company will, and they will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(a)             pay dividends or make any other distributions on its Capital Stock to the Parent, the Company or any of the Restricted Subsidiaries, or pay any Indebtedness owed to the Parent, the Company or any of the Restricted Subsidiaries;

(b)            make loans or advances to the Parent, the Company or any of the Restricted Subsidiaries; or

(c)             sell, lease or transfer any of its properties or assets to the Parent, the Company or any of the Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)             contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;

(b)            this Indenture, the Notes, the Collateral Documents and Note Guarantees;

(c)             applicable law or any applicable rule, regulation or order;

(d)            any agreement or other instrument of a Person acquired by the Parent, the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(e)             contracts for the sale of assets (including sale and lease back agreements), including, without limitation, customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(f)             secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.08 and 4.21 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(g)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or other restrictions on cash or deposits constituting Permitted Liens;

(h)            customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(i)              customary provisions contained in leases, subleases, licenses, sublicensor asset sale agreements and other agreements;

(j)              other Indebtedness or Preferred Stock, in each case, that is incurred subsequent to the Issue Date and is permitted by this Indenture; provided, that in the good faith judgment of the board of directors of the Parent, GLAI or the Company, any such encumbrance or restriction contained in such Indebtedness or such Preferred Stock shall not prohibit the payment of dividends in an amount sufficient, as determined by the board of directors of the Parent, GLAI or the Company, in good faith, to make scheduled cash payments on the Notes when due; and

(k)            any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through ([j]) above; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the board of directors of the Parent or the Company, not materially more restrictive than encumbrances and restrictions contained in such predecessor agreements and do not affect the Company’s and the Guarantors’ ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due.

For purposes of determining compliance with this Section 4.23, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Parent, the Company or a Restricted Subsidiary to other Indebtedness incurred by the Parent, the Company or any such Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.

Section 4.24       Loyalty Programs.

(a)             The Parent and the Restricted Subsidiaries shall honor Currency issued in respect of a Loyalty Program according to the policies and procedures of such Loyalty Program in effect from time to time except to the extent that would not reasonably be expected to cause a Material Adverse Effect;

(b)            The Parent shall take (or cause any of the Restricted Subsidiaries to take) any action permitted that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the Loyalty Program Agreements in effect from time to time, (ii) perform its obligations under the Loyalty Program Agreements in effect from time to time and (iii) cause the applicable counterparties to perform their obligations under the related Loyalty Program Agreements in effect from time to time, including such counterparties’ obligations, as applicable, to make payments to and indemnify Parent (or the Restricted Subsidiary, as applicable) in accordance with the terms thereof in each case except to the extent that would not reasonably be expected to cause a Material Adverse Effect;

(c)             The Parent and the Restricted Subsidiaries shall not substantially reduce the business of a Loyalty Program or modify the terms of such Loyalty Program in any manner that would reasonably be expected to cause a Material Adverse Effect;

(d)            The Parent shall not and shall not permit any of the Restricted Subsidiaries to change the policies and procedures of such Loyalty Program in any manner that would reasonably be expected to cause a Material Adverse Effect; and

(e)             The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, establish, create, or operate any Loyalty Program (including any Permitted Acquisition Loyalty Program), other than the Loyalty Program in effect on the Issue Date, unless: (i)(x) substantially all (A) such Loyalty Program cash payments (which excludes, for the avoidance of doubt, airline revenues such as ticket sales and baggage fees), (B) accounts in which such cash payments are deposited, (C) intellectual property and member data (but solely to the extent that such intellectual property and member data would be included in the scope of the IP Pledge), and (D) material third-party co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements related to or entered into in connection with such Loyalty Program, intercompany agreements and other property concerning the operation of such Loyalty Program are pledged to the Collateral Agent as Collateral on a second lien basis on terms consistent with the terms in effect on the Issue Date or required to be granted thereafter pursuant to the Collateral Documents and, in the case of a Permitted Acquisition Loyalty Program, within one hundred eighty (180) days of the acquisition thereof, and (y) such Loyalty Program would be on terms substantially similar to those of the Loyalty Program in effect as of the Issue Date or otherwise acceptable to the Required Holders or (ii) in the case of a Permitted Acquisition Loyalty Program, such Permitted Acquisition Loyalty Program is terminated, or merged, consolidated or otherwise integrated into, the Loyalty Program in effect on the Issue Date within one-hundred eighty (180) days of the acquisition thereof; provided that, for the avoidance of doubt, nothing shall prohibit the Parent, the Issuer or any of their respective Subsidiaries from offering and providing discounts or other incentives for flights and/or goods and services.

Section 4.25       Limitation on Sale and Leaseback Transactions.  The Issuer shall not, or shall permit any of the Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction in connection with (i) the refinancing of any Aircraft or Engines or (ii) any assets or property that are used or useful in the business of the type in which the Parent, the Issuer, and the Restricted Subsidiaries are engaged in as of the Issue Date.

Section 4.26       Listing. The Issuer shall list the Notes on a Permitted Exchange within 180 days of the Issue Date and shall use commercially reasonable best efforts to obtain and maintain such listing. The Issuer shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange (other than any Permitted Exchange) and of any delisting of the Notes from any stock exchange.

Section 4.27       Limitation on Business Activities. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any material business other than Permitted Businesses; provided, however, that the Company or any Restricted Subsidiary may own Capital Stock of an Unrestricted Subsidiary or joint venture or other entity that is engaged in a business other than Permitted Businesses as long as any Investment therein was not prohibited when made by Section 4.19.

Section 4.28       Amendments to Certain Documents. Without the consent of Holders of not less than a majority in principal amount of the Notes Outstanding at such time, the Parent and the Company shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any amendment, supplement or other modification to any documentation governing any Subordinated Indebtedness that would be adverse in any material respect to the interests of the Secured Parties (in their capacity as such) (it being understood and agreed that any amendments which have the effect of expanding Liens, shortening maturity, increasing principal amount, or increasing the coupon or fee structure shall be materially adverse).

Section 4.29       Limitations with respect to Azul Transaction. Notwithstanding anything to the contrary herein, the following provisions shall apply in respect of the consummation of any Azul Transaction:

(a)             No Liens on the Collateral shall be released, and no assets constituting or intended to constitute Collateral shall be transferred, made subordinate, released, or included in any transaction, the result of which is to diminish the value of the Secured Parties’ interest in the Collateral in connection with such Azul Transaction; and

(b)            Neither the Parent, the Issuer nor their Restricted Subsidiaries shall guarantee or otherwise become liable for any Indebtedness of Azul.

Notwithstanding anything to the contrary herein, (1) the Parent, the Issuer and their Restricted Subsidiaries shall not be required to comply with the provisions of clauses (a) and (b) above if the Specified Azul Conditions are satisfied upon consummation of such Azul Transaction and (2) consummation of an Azul Transaction that complies with this Section 4.29 shall be deemed to not constitute a Change of Control.

Section 4.30       [Reserved].

Section 4.31       Transfers of Key Collateral. Notwithstanding anything to the contrary set forth herein, neither the Issuer nor any Guarantor shall, directly or indirectly, pay, dividend or otherwise transfer any interest in any Key Collateral to any Affiliate of the Issuer that is neither the Issuer nor a Guarantor, other than (i) transfers in the ordinary course of business for a valid business purpose as determined by the Issuer in good faith or (ii) if such transaction complies with the requirements of Section 4.09 and Section 4.22.

Section 4.32       Non-Credit Party Indebtedness of Credit Parties. Notwithstanding anything to the contrary set forth herein, no Issuer or Guarantor or Restricted Subsidiary shall be permitted to create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for borrowed money that is from or of a Subsidiary that is a non-Guarantor or Issuer (such creation, incurrence, assumption or guaranty being referred to as “Non-Credit Party Indebtedness of Credit Parties”), in each case, to the extent that the structuring of any claims with respect to any Indebtedness for borrowed money created, assumed, incurred or guaranteed by such Issuer, Guarantor, or Restricted Subsidiary, together with any Non-Credit Party Indebtedness of Credit Parties, could or would result in two or more bankruptcy claims against the same Issuer, Guarantor, or Restricted Subsidiary for direct and indirect obligations against the same Issuer, Guarantor, or Restricted Subsidiary, arising from one transaction or series of transactions relating to the same underlying Non-Credit Party Indebtedness of Credit Parties.

Section 4.33       Air Carrier Status. Each Guarantor that is an air carrier (each, an “Air Carrier Entity”) on the date such Guarantor becomes a “Guarantor” hereunder shall maintain at all times its status rights to operate as an “air carrier” in all jurisdictions in which it operates air routes from time to time; except, with respect to any licenses other than those required in Argentina, Brazil and the United States, where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.34       Licensing. Each Air Carrier Entity shall possess all material certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by them and the conduct of their business and operations as currently conducted; except, with respect to an Air Carrier Entity other than an Air Carrier Entity that is an Air Carrier Entity in Argentina, Brazil and the United States, where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.35       Maintenance of Pledged Spare Parts.

(a)             The Company and the Guarantors shall maintain the Spare Parts, in accordance with applicable Spare Parts Security Documents.

(b)            GLA shall maintain all records, logs and other materials required by the Brazilian Civil Aviation Authority (Agência Nacional de Aviação Civil - ANAC) to be maintained in respect of the Spare Parts.

(c)             In accordance with the rules provided in the Spare Parts Security Documents, on the tenth (10th) day of the months of April and October of each year, the [Guarantors] undertake to amend the Spare Parts Security Documents to update the lists of (i) the Designated Locations; and/or (ii) the Pledged Spare Parts, included as attachments to the Spare Parts Security Documents, in order to include any and all locations in which Spare Parts may be maintained and any new Spare Parts owned by any of the Guarantors at the relevant times.

Section 4.36       Use and Possession of Spare Parts.

(a)             GLA may not sell, lease, transfer or relinquish possession of any Pledged Spare Part without the prior written consent of the Collateral Agent (acting in accordance, exclusively and strictly, with instructions provided by the Trustee, acting at the Direction of the Required Holders), except as permitted by this Indenture, the Collateral Documents and, if applicable, the Intercreditor Agreements.

(b)            GLA shall be entitled to deal with the Spare Parts that are part of the Collateral in any manner consistent with its ordinary course of business. This includes the right to install on, or use in, any aircraft, engine or Spare Part leased to or owned by GLA any Spare Part. GLA may dismantle any Spare Part that it deems worn out or obsolete, beyond economic repair or unfit or no longer suitable for use and may sell or dispose of any such Spare Part or any salvage resulting from such dismantling, free from the Liens of the Collateral Documents.

(c)             GLA shall be entitled to deal with the Spare Parts that are part of the Collateral in any manner consistent with its ordinary course of business, including the right to install on, or use in, any aircraft, engine or Spare Part leased to or owned by GLA any Spare Part. GLA may also subject any Spare Part to a pooling, exchange, borrowing, or maintenance servicing agreement or arrangement customary in the airline industry and entered into in the ordinary course of business, provided that (i) there is no detriment to the rights of the Holders; (ii) it shall not affect the priority or perfection of the Liens of the Collateral Documents or the rights of the Collateral Agent or Trustee; and (iii) all requirements set forth in the Collateral Documents are fully observed by GLA.

(d)            So long as no Default or Event of Default shall have occurred and be continuing and subject to the terms of this Indenture, GLA may enter into a lease with respect to any Rotable Spare Part to any certificated air carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person. In the case of any such lease, GLA will include, among other things, in such lease appropriate provisions which (i) make such lease expressly subject and subordinate to all of the terms of this Indenture, including the rights of the Holders in accordance with this Indenture and to avoid such lease in the exercise of its rights to repossession of the Spare Parts thereunder and the requirement that GLA shall remain primarily liable for, among other things, the performance and observance of all terms of this Indenture; (ii) require the lessee to comply with the insurance requirements of this Indenture; (iii) require the lessee to effect all registrations necessary in whatever jurisdiction to perfect and protect the Secured Parties’ rights in the Collateral and (iv) require that the Spare Parts subject thereto be used in accordance with the limitations applicable to GLA’s use and possession of such Spare Parts provided in this Indenture, the Collateral Documents and, if applicable, the Intercreditor Agreements.

Section 4.37       [Reserved].

Section 4.38       Insurance of Pledged Spare Parts.

(a)             GLA shall maintain customary insurance covering damage to the Spare Parts that constitute Collateral. Such insurance must provide for the reimbursement of GLA’s expenditure in repairing or replacing any damaged or destroyed Spare Parts that constitute Collateral. If any such Spare Parts are not repaired or replaced, such insurance must provide for the payment of the amount it would cost to repair or replace such Spare Part within a customary number of days after the date of loss, with proper deduction for obsolescence and physical depreciation.

(b)            GLA shall also maintain third party liability insurance with respect to the Spare Parts that constitute Collateral in an amount and scope as it customarily maintains for equipment similar to such Spare Parts and with insurers of nationally or internationally recognized responsibility. GLA may self-insure the risks required to be insured against as described above in respect of any such Spare Parts in such amounts as shall be consistent with its normal practices, except for insurance mandatorily purchased under applicable law. The Collateral Agent (for the benefit of the Secured Parties) will be a beneficiary of any proceeds from insurance claims related to Spare Parts that constitute Collateral.

Article 5
CONSOLIDATION, MERGER, SPIN-OFF OR TRANSFER

Section 5.01       Limitation on Consolidation, Merger, Spin-Off or Transfer of Assets. None of the Issuer or any Guarantor will consolidate with or merge with or into, or spin-off, or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person (other than any consolidation, merger, spin-off, sale, conveyance, transfer, disposition or lease of all or substantially all assets pursuant to the Plan of Reorganization as part of the Restructuring Transactions (as defined in the Plan of Reorganization) on or about the Closing Date), except that:

(a)             a Guarantor may merge with or into, or spin-off, or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person if:

(1)            the resulting, surviving or transferee Person (if not the Issuer or such Guarantor) will be a Person organized and existing under the laws of the United Kingdom, Ireland, the Cayman Islands, Brazil, Luxembourg, the Netherlands, Spain, Switzerland, the United States of America, any State thereof or the District of Columbia (or any other jurisdiction of the Issuer or any Guarantor existing as of Issue Date and any other jurisdiction reasonably acceptable to the Issuer and the Required Holders), and such Person expressly assumes, by a supplemental indenture to this Indenture and supplements to the Collateral Documents, executed and delivered to the Trustee and the Collateral Agent, all obligations of such Guarantor under the Notes, the Note Guarantees, this Indenture and the Collateral Documents, as applicable; provided that, if the successor Person is not organized and existing under the laws of Brazil or Luxembourg, such successor Person, by its execution of any such supplemental indenture, expressly covenants and agrees to the payment of Additional Amounts;

(2)            immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing;

(3)            all Indebtedness incurred or assumed by the Issuer in connection with the consummation of such transaction is permitted pursuant to Section 4.08, on a pro forma basis taking into account such transaction; and

(4)            the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from independent legal counsel, each stating that such merger, sale, conveyance, spin-off, transfer, disposal or lease and such supplemental indenture and supplements to the Collateral Documents, if any, comply with this Indenture and the Collateral Documents;

provided that (i) clause (1) shall not apply to any merger, sale, conveyance, or spin-off, transfer, disposal of a Guarantor or lease of all of a Guarantor’s assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, with or to any person that is not an Affiliate of the Issuer or Guarantor so long as such transaction or series of related transactions does not constitute all or substantially all of the Issuer’s and Guarantors’ assets as an entirety or substantially as an entirety and (ii) clause (2) shall not apply to the consolidation or merger of any Guarantor with or into the Issuer or any other Guarantor, as applicable; and

(b)            the Issuer may merge with or into, or spin-off, or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person if:

(1)            the resulting, surviving or transferee Person (if other than the Issuer) will be a Person organized and existing under the laws of the United Kingdom, Ireland, the Cayman Islands, Brazil, Luxembourg, the Netherlands, Spain, Switzerland, the United States of America, any State thereof or the District of Columbia (or any other jurisdiction with the reasonable consent of the Required Holders), and such Person expressly assumes, by a supplemental indenture to this Indenture and supplements to the Collateral Documents, executed and delivered to the Trustee and the Collateral Agent, all obligations of the Issuer under the Notes, this Indenture and the Collateral Documents, as applicable; provided that, if the successor Person is not organized and existing under the laws of Brazil or Luxembourg, such successor Person, by its execution of any such supplemental indenture, expressly covenants and agrees to the payment of Additional Amounts;

(2)            immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing;

(3)            all Indebtedness incurred or assumed by the Issuer in connection with the consummation of such transaction is permitted pursuant to Section 4.08, on a pro forma basis taking into account such transaction; and

(4)            the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from independent legal counsel, each stating that such merger, sale, conveyance, spin-off, transfer, disposal or lease and such supplemental indenture and supplements to the Collateral Documents, if any, comply with this Indenture and the Collateral Documents.

The Trustee shall be entitled to conclusively rely with no liability therefor on and shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it shall be conclusive and binding on the Holders.

Section 5.02       Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor in accordance with Section 5.01 in which the Issuer or such Guarantor is not the continuing obligor or Guarantor, as the case may be, under this Indenture, the surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Issuer or Guarantor herein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Note Guarantee, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

Article 6
EVENTS OF DEFAULT AND REMEDIES

Section 6.01       Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(a)             any default in any payment of interest (including any related Additional Amounts) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(b)            any default in the payment of principal of or premium on (including any related Additional Amounts) any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(c)             the Parent, the Issuer or a Guarantor fails to comply with any of their covenants or agreements in the Notes, Note Guarantees, this Indenture or the Collateral Documents (other than those referred to in (a) and (b) above), and such failure continues for 60 days after the earlier of (x) the date on which the Parent, the Issuer or any such Guarantor obtains actual knowledge of such failure and (y) Company’s receipt from the Trustee (acting solely at the written discretion of the Holders of not less than 25% in principal amount of the Notes then outstanding) or the Holders of at least 25% in principal amount of the Notes of written notice of such Default;

(d)            (i) the Parent, the Company or any Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent, the Company or any such Restricted Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary) whether such Indebtedness or guarantee now exists (other than any pre-petition Indebtedness that has been discharged under the Plan of Reorganization), or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, totals U.S.$25,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(e)             one or more final judgments or decrees for the payment of money of U.S.$25,000,000 (or the equivalent thereof in other currencies at the time of determination) or more in the aggregate (to the extent not covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Parent, the Company or any Restricted Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, there is a period of 60 days after such judgment becomes final during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(f)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)            is for relief against the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2)            appoints a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee, custodian or any other similar officer in respect of the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of the Significant Subsidiaries;

(3)            orders the suspension of payments, a moratorium of any indebtedness, bankruptcy or judicial or extrajudicial recovery, winding-up, dissolution, striking-off , administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(4)            orders the enforcement of any security over any assets that comprise the Collateral, or any analogous procedure or step is taken in any jurisdiction; or

(5)            orders the liquidation of the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days;

(g)            the Parent, the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1)            commences a voluntary case (including the making of an application, the presentation of a petition, the fling or service of a notice or the passing of a resolution);

(2)            consents to the entry of an order for relief against it in an involuntary case;

(3)            is made party to an involuntary Bankruptcy Proceeding that is not dismissed within 45 days of filing;

(4)            consents to the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee, custodian or any other similar officer in respect of it or for all or substantially all of its property;

(5)            makes a general assignment, composition, compromise or arrangement for the benefit of its creditors; or

(6)            admits in writing its inability generally to pay its debts;

(h)            the Note Guarantee of the Parent or any other Guarantor ceases to be in full force and effect (except as contemplated by the terms hereof) or the Parent or any such Guarantor denies or disaffirms its obligations under this Indenture or any such Note Guarantee, other than by reason of the release of the Note Guarantee in accordance with the terms of Section 10.09;

(i)              (x) failure to comply with the obligations with respect to the Collateral set forth in Section 4.13 and Schedule 4.13, in accordance with the terms and within the time periods set forth in such Schedule 4.13 (as may be extended in accordance with the terms hereof); or (y) the Liens created by the Collateral Documents shall at any time cease to constitute a valid and perfected Lien on any Key Collateral or any material portion of the other Collateral intended to be covered thereby (unless perfection is not required by the Indenture or the Collateral Documents), other than (A) in accordance with the terms of the relevant Collateral Document and the Indenture, (B) the satisfaction in full of all obligations under the Indenture or (C) any loss of perfection that results from the failure of the Collateral Agent (or the applicable collateral agent, acting as sub-agent or gratuitous bailee on behalf of the Collateral Agent in accordance with the terms of the applicable Intercreditor Agreement) to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents, and, in each case under (x) and (y) above, solely with respect to Collateral other than Key Collateral (except Key Collateral that arises after the Closing Date), such default continues for five (5) days after receipt by the Company of written notice given by the Trustee (at the written direction of Holders of not less than 25% in aggregate principal amount of the then Outstanding Notes) or the Holders of not less than 25% in aggregate principal amount of the then Outstanding Notes (it being understood that, in the case of any failure to pledge or perfect any Collateral that arises after the Closing Date, such default shall be deemed not to exist if the Company or the applicable Guarantor has taken all actions with respect to such pledge or perfection to the extent required under the applicable Collateral Documents within such five-day period). For the avoidance of any doubt, the foregoing exception shall not create, impose or affect any duty on the Collateral Agent with respect to the Collateral;

(j)              unless all the Collateral has been released from the Liens in accordance with the provisions of the Collateral Documents, the Company shall assert or the Parent or any Guarantor shall assert, in any pleading in a court of competent jurisdiction, with respect to any Collateral, that any such security interest is invalid or unenforceable; and

(k)             failure to comply with its obligations under Section 4.18.

An Event of Default under clause (d) of this Section 6.01 and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose:

(1)            the Indebtedness that is the basis for such Event of Default has been discharged;

(2)            holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)            the default that is the basis for such Event of Default has been cured.

As long as the insolvency laws of the jurisdiction in which the Parent, the Issuer or any Significant Subsidiary or Guarantor are organized provide for restrictions on or sanctions associated with the ability of the Trustee or the Holders of the Notes to, directly or indirectly, exercise the right to declare an Event of Default under clause (f) and (g) of this Section 6.01, nothing in clause (f) and (g) shall (1) prevent the commencement of any reorganization proceeding in such jurisdiction, whether voluntary or involuntary, in respect of a Parent, the Issuer or any Significant Subsidiary or Guarantor, (2) prohibit the Parent, the Issuer or any Significant Subsidiary from entering into a reorganization proceeding, or (3) cause an unfavorable effect upon the Parent, the Issuer or any Significant Subsidiary or Guarantor.

Notwithstanding anything to the contrary in this Indenture or any Collateral Document, no Default or Event of Default shall be deemed to have occurred or arisen as a result of transactions consummated pursuant to the Plan of Reorganization on or about the Issue Date or otherwise in accordance with the Plan of Reorganization (excluding transactions involving Investments made by the Issuer and/or the Guarantors with material Cash Equivalents (including proceeds of the foregoing) in connection therewith, unless otherwise permitted hereunder without giving effect to this paragraph).

Section 6.02       Acceleration of Maturity, Rescission and Amendment.

(a)             If an Event of Default (other than an Event of Default specified in Section 6.01(f) or Section 6.01(g)) occurs and is continuing, the Trustee (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.01(f) or Section 6.01(g) occurs and is continuing, then the principal of and accrued and unpaid interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b)            At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Required Holders by written notice to the Company and the Trustee may rescind or annul such declaration if:

(1)            the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (D) all sums paid or advanced by the Trustee and Agents hereunder and the reasonable compensation, expenses, disbursements and advances of, and indemnity due to, the Trustee and Agents and their agents and counsel; and

(2)            all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

(c)             No rescission pursuant to this Section 6.02 shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

(d)            Upon (i) the acceleration of amounts due under the Notes in accordance with the this Section 6.02 or (ii) the occurrence of any of the Events of Default under Section 6.01(a), (b), (f), (g), (h), (i) or (j) (each, an “Enforcement Event”), the Collateral Agent (acting at the directions of the Trustee (acting at the Direction of the Required Holders)) shall be entitled to vote the pledged shares.

(e)             In addition, upon the acceleration of any portion of the principal amount of the Notes in connection with an Event of Default, an amount equal to the Baseline Redemption Premium that would have been payable in connection with a voluntary redemption of the Notes at the time of the occurrence of such acceleration will become and be immediately due and payable with respect to the principal amount of the Notes so accelerated without any declaration or other act on the part of the Trustee, Collateral Agent or Holders and shall constitute part of the obligations hereunder in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. The amounts described in the preceding sentence are intended to be liquidated damages and not unmatured interest or a penalty and the Company and the Guarantors agree that it is reasonable under the circumstances currently existing. If a Baseline Redemption Premium becomes due and payable pursuant to the second preceding sentence, such Baseline Redemption Premium shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Baseline Redemption Premium) from and after such acceleration. Such Baseline Redemption Premium shall also be payable (A) in the event the Notes are satisfied, released or discharged (in whole or in part) through foreclosure (whether by judicial proceeding, deed in lieu of foreclosure or by any other means), any sale of the Collateral or any other exercise of remedies by any of Trustee, Collateral Agent or Holders, in each case following the occurrence of an Event of Default or (B) in connection with any other restructuring, reorganization or compromise of the obligations hereunder or termination of the Indenture, the Notes or the Collateral Documents. THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF SUCH BASELINE REDEMPTION PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and the Guarantors expressly agree (to the fullest extent they may lawfully do so) that: (A) such Baseline Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) such Baseline Redemption Premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between holders, the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay such Baseline Redemption Premium; and (D) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company and the Guarantors expressly acknowledge that the agreement to pay such Baseline Redemption Premium is a material inducement to Holders to purchase the Notes.

Section 6.03       Collection Suit by Trustee.

(a)             If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of such principal and interest remaining unpaid.

(b)            If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs, the Trustee, in its own name as trustee of an express trust (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding), (i) shall institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee, its agents and counsel, (ii) shall prosecute such proceeding to judgment or final decree and (iii) shall enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor under the Notes, wherever situated.

(c)             If an Event of Default occurs and is continuing, the Trustee shall (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(d)            In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holder a party to any such proceedings.

Section 6.04       Other Remedies. If an Event of Default occurs and is continuing, the Trustee shall (acting solely at the written direction of the Holders of not less than 25% in principal amount of the Notes then Outstanding) pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture. For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Issuer and each Guarantor hereby grants to the Collateral Agent, an irrevocable, non-exclusive, worldwide, royalty-free (and free of any other obligation of payment) license to use, assign, license or sublicense any of the intellectual property subject to IP Pledge now owned, licensed or hereafter acquired by the Issuer or such Guarantor.

Section 6.05       Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06       Application of Money Collected. Subject to the provisions of the Intercreditor Agreements, any money collected by the Trustee (or the Principal Paying Agent on behalf of the Trustee) pursuant to this Article 6 shall be applied in the following order:

FIRST: ratably to the Trustee, the Registrar, the Transfer Agent, the Principal Paying Agent and the Collateral Agent for amounts due to it hereunder (including, without limitation, under Section 7.06);

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and

THIRD: to the Company or, to the extent the Trustee or a Paying Agent collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.07       Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)            the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(2)            the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

(3)            such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(4)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and

(5)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Required Holders.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.08        Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, and subject to Section 316(b) of the TIA, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that the right of any Holder to institute any such suit is denied, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of any Collateral.

Section 6.09       Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10       Trustee May File Proofs of Claim.

(a)             The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their respective creditors or their respective properties.

(b)            Unless prohibited by law or applicable regulations, the Trustee may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11       Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12       Control by Holders.

(a)             Section 316(a) of the TIA expressly does not apply to this Indenture.

(b)            The Required Holders may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action. In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than the Required Holders, the Trustee shall take such action as requested by the Holders representing the greatest principal amount of the Outstanding Notes in the aggregate, notwithstanding any other provisions of this Indenture.

Section 6.13       Waiver of Past Defaults and Events of Default. Notwithstanding Section 316(a) of the TIA, and subject to Section 6.02, the Required Holders by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.14       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15       Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16       Undertaking for Costs All parties hereto, including the Holders, agree that a court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this subsection shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note, on or after the respective due dates expressed in such Note.

Article 7
TRUSTEE AND AGENTS

Section 7.01       Duties of Trustee and Agents.

(a)             The Trustee shall exercise in case of an Event of Default such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)            Except during the continuance of an Event of Default, (i)  the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture; and (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof or any provision of the TIA are specifically required to be furnished to the Trustee or any Agent, the Trustee or such Agent, as the case may be, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)             The Trustee may not be relieved from liability for its own gross negligence or willful misconduct, except that:

(1)            this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)            Section 315(d)(3) of the TIA expressly does not apply to this Indenture; and

(4)            the Trustee shall not be liable with respect to any action taken or omitted to be such percentage amount of the Notes at the time Outstanding as required by the terms of this Indenture relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)            Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as each may agree in writing with the Company.

(e)             Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(f)             No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(g)            The Trustee and any Agent shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the holders if such request or direction conflicts with any law or with this Indenture or, subject to the terms of this Indenture, if the Trustee or applicable Agent determines it is unduly prejudicial to the rights of other holders or would involve Trustee or applicable Agent in personal liability or expense; provided, however, that Trustee or applicable Agent may, but shall not be obliged to, take any other action deemed proper by Trustee or applicable Agent that is not inconsistent with such request or direction.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and any Agent shall be subject to the provisions of this Section 7.01.

Section 7.02       Rights of Trustee.

(a)             The Trustee and each Agent may rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent need investigate any fact or matter stated in any such document.

(b)            Before the Trustee or any Agent acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or Opinion of Counsel.

(c)             The Trustee or any Agent may act through agents and shall not be responsible for the willful misconduct or gross negligence of any agent appointed with due care.

(d)            Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(e)             Neither the Trustee nor any Agent shall be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or such Agent security and/or indemnity reasonably satisfactory to the Trustee or such Agent, as applicable, against the costs, expenses and liabilities that might be incurred thereby.

(f)             Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the conduct of the Trustee or any such Agent does not constitute gross negligence.

(g)            Each of the Trustee and any Agent may consult with counsel, and the legal advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with such advice or opinion of such counsel.

(h)            Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless, in the case of the Trustee, requested in writing by the Required Holders; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand.

(i)              Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

(j)              In no event shall the Trustee or any Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) regardless of whether or not such damages were foreseeable or contemplated, even if the Trustee has been advised of the likelihood of such loss or damage and the form of action.

(k)            The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct (as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment) in the performance or omission or any such act.

(l)              The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each of its Responsible Officers, agents, custodians and other Persons employed to act hereunder as if they were each expressly set forth herein for the benefit of the Trustee in each such capacity, Responsible Officer, agent, custodian, other Person or employee of the Trustee, mutatis mutandis.

(m)           Neither the Trustee nor any Agent shall be required to take notice or be deemed to have notice or knowledge of any fact, event, Default or Event of Default unless a Responsible Officer of the Trustee or applicable Agent with direct responsibility for this Indenture shall have received written notice of such fact, event, Default or Event of Default from the Issuer or any Holder or, with respect to a Default or Event of Default in payment of principal of or interest on any Note, obtained actual knowledge thereof, it being understood that any lawsuit or other notice provided in accordance with the terms of this Indenture or, in the case of the Collateral Agent, the Collateral Documents, shall be deemed to constitute such written notice received by a Responsible Officer of the Trustee or applicable Agent. In the absence of receipt of such written notice or actual knowledge, the Trustee and the Agents may conclusively assume there is no Default or Event of Default.

(n)            Neither the Trustee nor the Agents shall have any duty (A) to see to any recording, filing, or depositing of this Indenture, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind.

(o)            To the extent that the consent or authorization of the Central Bank or any other Brazilian regulatory authority is required for performance by any of the Company or the Guarantors under the Notes, the respective Note Guarantee, the Collateral Documents or this Indenture, none of the Trustee, the Collateral Agent, or any Agent shall have any duty or obligation to determine whether such approval, consent or authorization is required or any duty or obligation to obtain such consent. The Company shall notify the Trustee, the Collateral Agent and the Agents in writing if the approval, consent or authorization of the Central Bank or such other regulatory authority, as applicable, is required for performance by any of the Company or the Guarantors under the Notes, the respective Note Guarantee, the Collateral Documents or this Indenture and whether or not such consent has been obtained by the Company. In the absence of any such notice, the Trustee, the Collateral Agent and each Agent may conclusively presume that no such consent or authorization is required.

(p)            Neither the Trustee nor the Agents shall be required to give any bond or surety in respect of the powers granted hereunder.

(q)            Delivery of reports, information and documents to the Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other entity’s compliance with any covenants under this Indenture, the Notes or any other related documents. Neither the Trustee nor the Agents shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Notes or any other related document; provided that, upon receipt of any lawsuit or material notice from any Governmental Authority, the Issuer or any Guarantor or any third party that could adversely affect the legal rights of the Holders under this Indenture or the Notes, the Collateral or the Liens granted therein, the Trustee or applicable Agent shall notify the Holders thereof and seek written instructions related thereto.

(r)             No provision of this Indenture or the Notes shall be deemed to impose any duty or obligation on the Trustee or the Agents to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture or the Notes, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on the advice or opinion of counsel).

(s)             Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Trustee that the Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Trustee to the Email Recipient.

(t)              The Trustee and any Agent shall have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Person (as hereinafter defined) or contain such other evidence as may be reasonably requested by the Trustee or Agent, as applicable, to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and email address, may be delivered to the Trustee or such Agent in the list of authorized signers form and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Trustee and the Agents of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”).

(u)            Neither the Trustee nor the Collateral Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by or in any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral or its ability to generate the payments to be distributed to Holders under this Indenture, including, without limitation, the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment or sale of any Collateral to the Issuer or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by any Person with any warranty or representation made under any Collateral Document or in any related document or the accuracy of any such warranty or representation, or any action of any other Person taken in the name of the Issuer, the Trustee or the Collateral Agent. Neither the Trustee nor the Collateral Agent shall have any responsibility for monitoring the actions of any other Person, including the Company, with respect to the same.

Section 7.03       Individual Rights of Trustee and Agents. The Trustee and any Paying Agent, Transfer Agent, Registrar or co-registrar, the Collateral Agent, or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, the Transfer Agent, Paying Agent, Registrar, Collateral Agent or such other agent.

Section 7.04       Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05       Notice of Defaults and Events of Default. The Trustee shall give to the Holders, in the manner and to the extent provided in Section 313(c) of the TIA, notice of all Defaults or Events of Defaults known to the Trustee, within ninety (90) days after the occurrence thereof: provided, that except in the case of default in the payment of the principal of or interest on the Notes, or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 7.06       Compensation and Indemnity. The Company agrees to pay to the Trustee and each Agent from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee, each Agent and their respective agents, counsel, accountants and experts upon request for all reasonable out-of-pocket expenses incurred or made by the Trustee, each Agent and their respective agents, counsel, accountants and experts, including costs of collection, in addition to the compensation for its services. Payments of any such expenses by the Company to the Trustee, any Agent, and their respective agents, counsel, accountants and experts, as the case may be, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Luxembourg, Brazil or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee or Agent, as the case may be, such Additional Amounts as may be necessary in order that every net payment made by the Company to the Trustee and such Agent, as the case may be, after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment (other than any tax, penalty, fine, duty, assessment or other governmental charge imposed on income or imposed as a result of failure by such Trustee or Agent to provide documentation that would have reduced or eliminated such tax, penalty, fine, duty, assessment or other governmental charge) by Luxembourg, Brazil or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or the Principal Paying Agent, as the case may be. The Company shall indemnify each of the Trustee each Agent and their respective agents, counsel, accountants and experts, against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses, including legal fees and expenses in connection with the enforcement of their indemnification rights hereunder) (whether brought by the Company, any Holder, or any third party) incurred by it without gross negligence or willful misconduct (as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment) on its part arising out of and in connection with the administration of this Indenture, the performance of its respective duties hereunder, and the exercise of its rights hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the costs and expenses of enforcing the terms of this Indenture, including the indemnification provided herein. The Company undertakes to indemnify the Trustee each of the Agents and their respective agents, counsel, accountants and experts, and their affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include both Luxembourg and Brazilian taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties or rights by the Trustee or any Agent or its affiliates under this Indenture except (i) as may result from its own gross negligence or willful misconduct (as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment) or that of its directors, officers or employees or any of them, (ii) any tax, penalty, fine, duty, assessment or other governmental charge imposed on income and (iii) as may result of failure by such Trustee or Agent to provide documentation that would have reduced or eliminated such tax, penalty, fine, duty, assessment or other governmental charge. The Trustee and each Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. If the Trustee or Agent, as the case may be, determines in its reasonable discretion that no conflict of interest (or potential conflict of interest) exists, the Company will be entitled to participate in the Trustee’s defense of the claim or Agent’s defense of the claim, as the case may be, but the Trustee or such Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel.

To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, the Principal Paying Agent or the Collateral Agent, except that held in trust to pay principal of and interest on particular Notes.

The obligations of the Company pursuant to this Section 7.06 shall survive the payment of the Notes, resignation or removal of the Trustee or any Agent and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Sections 6.01(f) and (g) hereof, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

The Company acknowledges that none of the Trustee, the Principal Paying Agent or any other Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee or any Agent.

Section 7.07       Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Required Holders may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.09;

(2)            the Trustee is adjudged a bankrupt or insolvent;

(3)            a receiver or other public officer takes charge of the Trustee or its property; or

(4)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% of the Outstanding principal amount of the Notes may appoint or petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08       Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

Section 7.09       Eligibility; Disqualification.

(a)             This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a) of the TIA. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust powers, (ii) is subject to supervision or examination by authorities of the federal government of the United States or of any state thereof and (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 (provided that if the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to in clause (ii) above, for the purposes of this clause (iii), the combined capital and surplus of the Trustee shall be deemed to be the Trustee’s combined capital and surplus as set forth in the Trustee’s most recent report of condition so published). None of the Issuer, the Guarantors or any of their respective Affiliates may serve as Trustee.

(b)            The Trustee is subject to Section 310(b) of the TIA.

(c)             If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

Section 7.10       Preferential Collection of Claims Against the Issuer. The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed is subject to Section 311(a) of the TIA to the extent indicated therein.

Section 7.11       Reports by Trustee to Holders.

(a)             Within 60 days after each December 31, beginning with the first December 31 following the date of this Indenture, and for so long as any Notes remain outstanding, the Trustee shall deliver to the Holders of the Notes a report that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted).

(b)            The Trustee shall comply with Section 313(b) of the TIA.

(c)             The Trustee shall transmit all reports in accordance with Section 313(c) of the TIA.

(d)            A copy of each report required by this Section 7.11 shall be mailed to the Issuer and, at the time of such transmission to Holders, be filed with the SEC and each stock exchange on which the Notes are listed in accordance with Section 313(d) of the TIA.

Article 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01       Discharge of Liability on Notes.

(a)             When (i) the Issuer or any Guarantor delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08) for cancellation or (ii) all Outstanding Notes have become due and payable and the Issuer or any Guarantor deposits in trust, for the benefit of the Holders, with the Principal Paying Agent finally collected funds sufficient to pay at Maturity all Outstanding Notes and interest thereon (other than Notes replaced pursuant to Section 2.08) and if in any such case the Issuer or any Guarantor pays all other sums payable hereunder by the Issuer or such Guarantor, then this Indenture, and the obligations of the Issuer and the Guarantors pursuant hereto, shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer or any Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuer or any Guarantor.

(b)            Subject to Section 8.01(c), 8.02 and 8.06, the Issuer or any Guarantor at any time may terminate (i) all of the Issuer’s obligations under this Indenture, the Notes and the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Issuer under Sections 4.02, 4.03, 4.04, 4.05, 4.07 through Section 4.38 (other than 4.30) and 5.01(ii) and 5.02, the operation of Sections 6.01(c), 6.01(d), 6.01(e), 6.01(i) and 6.01(j) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Issuer or any Guarantor of the legal defeasance option or the covenant defeasance option, each Guarantor’s obligations under its Note Guarantee will terminate.

If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d) or 6.01(e).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer or any Guarantor, the Trustee shall acknowledge in writing the discharge of the obligations of the Issuer and the Guarantors hereunder except those specified in Section 8.01(c).

(c)             Notwithstanding Section 8.01(a) and Section 8.01(b), Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer and the Guarantors pursuant to Sections 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, each Guarantor’s obligations to pay fully and punctually all amounts payable by the Issuer or any Guarantor to the Trustee under this Indenture shall survive.

Section 8.02       Conditions to Defeasance. The Issuer or a Guarantor may exercise the legal defeasance option or the covenant defeasance option only if:

(a)             the Issuer or such Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption;

(b)            the Issuer or such Guarantor delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of and interest on all the Notes when due at Maturity or on redemption, as the case may be;

(c)             no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(d)            the deposit does not constitute a default or event of default under any other agreement binding on the Issuer or Guarantor;

(e)             the Issuer or such Guarantor delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

(f)             the Issuer or such Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to Brazilian tax matters stating that, under Brazilian law, Holders (1) shall not recognize income, gain or loss for Brazilian tax purposes as a result of such deposit and defeasance and shall be subject to Brazilian tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) payments from the defeasance trust to any such Holder shall not be subject to withholding or deduction for or on account of any taxes, duties, assessments or other governmental charges under Brazilian law;

(g)            in the case of the legal defeasance option, the Issuer or Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters stating that (1) the Issuer or such Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(h)            in the case of the covenant defeasance option, the Issuer or such Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(i)              the Issuer or such Guarantor delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and the Issuer or such Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuer or any Guarantor may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03       Application of Trust Money. The Trustee or the Principal Paying Agent on behalf of the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Principal Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04       Repayment to Company. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Company upon request, any excess cash or U.S. Government Obligations held by them.

The Trustee and each Paying Agent shall pay to the Company, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Company.

Section 8.05       [Reserved].

Section 8.06       Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

Article 9
AMENDMENTS

Section 9.01       Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents without notice to or consent or vote of any Holder for the following purposes:

(1)            to cure any ambiguity, omission, defect or inconsistency;

(2)            to comply with Section 5.01;

(3)            to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders;

(4)            to surrender any right conferred upon the Issuer or the Guarantors;

(5)            to evidence and provide for the acceptance of an appointment by a successor Trustee or collateral agent;

(6)            to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes or any lien securing the Obligations under the Notes when such release, termination or discharge is permitted by this Indenture;

(7)            to make any other change that does not adversely affect the legal rights or interests of the Holders;

(8)            to comply with any applicable requirements of the SEC, including in connection with any required qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;

(9)            to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents, or any release of Collateral pursuant to the terms of this Indenture or any of the Collateral Documents;

(10)         to add additional assets as Collateral;

(11)         to amend the Collateral Documents in a manner that does not adversely affect the legal rights or interest of the Holders or contradict the terms hereof, or otherwise to amend any Collateral Document in accordance with the terms thereof; or

(12)         to provide for the issuance of Notes, related guarantees thereof and liens securing Notes.

provided that the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

No Holder’s consent is required to amend, modify, supplement, join or enter into any Intercreditor Agreement or other subordination agreement expressly permitted under this Indenture (i) to contemplate any obligations secured on a senior, pari passu or junior basis to the Liens securing the Obligations or that are senior, pari passu or subordinated to the Obligations, in each case, that are expressly permitted under this Indenture (including for the purpose of adding the holders of any such obligations (or a representative with respect thereto) as parties thereto) (it being understood that any such amendment, modification, supplement or joinder may make such other changes to the applicable Intercreditor Agreement or subordination agreement as, in the good faith determination of Parent, are required to effectuate the foregoing; provided that such other changes do not adversely affect the legal rights or interests of the Holders or contradict the terms hereof) or (ii) that is expressly permitted by the terms of any Intercreditor Agreement or subordination agreement; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Trustee or the Collateral Agent hereunder or under the Notes or any other Collateral Document without the prior written consent of the Trustee and the Collateral Agent, as applicable.

Upon the written request of the Company and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Issuer and each Guarantor must consent to any amendment or supplement hereunder.

Section 9.02       With Consent of Holders. Except as specified in Section 9.01, the Issuer, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Collateral Documents with the written consent of the Required Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Required Holders may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of Holders of at least 90 % in principal amount of the Outstanding Notes, any such amendment, waiver, supplement or other modification may not (i) release or subordinate to any other Indebtedness for borrowed money “Senior Indebtedness”) all or substantially all of the Liens securing the obligations under the Notes, unless, in the case of Lien subordination, in addition, the Required Holders have consented to such amendment, waiver, supplement or other modification and each adversely affected Holder has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Notes that are directly adversely affected thereby held by each Holder) of the Senior Indebtedness on the same terms (other than reimbursement of counsel fees) as offered to all other providers (or their Affiliates) of the Senior Indebtedness; provided, however, that, this clause (i) in no event shall apply to (A) any “debtor in possession” financing or any amendment hereto in connection therewith, (B) any subordination expressly permitted pursuant to the terms of this Indenture or Collateral Documents as then in effect or (C) any Indebtedness that is permitted from time to time under the Exit Notes Indenture to be secured on a pari passu basis with the Exit Notes or (ii) release all or substantially all of the value of the Note Guarantees; provided, further, that, without the consent of each Holder affected, an amendment or waiver may not:

(1)            reduce the principal amount of or change the Stated Maturity of any payment on any Note;

(2)            reduce the stated rate of any interest on any Note;

(3)            reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;

(4)            change the currency for payment of principal of, or interest or any Additional Amounts on, any Note;

(5)            impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;

(6)            waive a Default or Event of Default in payment of principal of and interest on the Notes;

(7)            reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(8)            make any change in this first paragraph of this Section 9.02, or in Section 4.31 or Section 4.32; or

(9)            contractually subordinate the Notes or the Note Guarantees in right of payment to any other obligations.

For the avoidance of doubt, Section 4.10 and related definitions may be amended, supplemented or waived with the consent of the Required Holders.

Upon the written request of the Company and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Company shall mail to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.

The Issuer and each Guarantor must consent to the amendment, supplement or waiver under this Section 9.02.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Holders have (A) consented (or not consented) to any amendment or waiver of any provision of this Indenture, the Notes or any Collateral Document or any departure by any of the Parent, the Issuer or the Guarantors therefrom, (B) otherwise acted on any matter related to this Indenture, the Notes or any Collateral Document, or (C) directed or required the Trustee, the Collateral Agent, the Agents or any Holder to undertake any action (or refrain from taking any action) with respect to or under this Indenture, the Notes or any Collateral Document, any Holder that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Notes (each, a “Net Short Holder”) shall not, without the consent of the Parent (in its sole discretion), have any right to vote any of its Notes and shall be deemed to have voted or consented, as applicable, its interest as a Holder, as applicable, without discretion in the same proportion as the allocation of voting with respect to such matter by the Holders who are not Net Short Holders.

For purposes of determining whether a Holder has a “net short position” on any date of determination:

(i)              derivative contracts with respect to the Notes, as applicable, and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars;

(ii)            the notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Holder in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a midmarket basis) on the date of determination,

(iii)          derivative contracts in respect of an index that includes the Parent, the Issuer or the Guarantors or any instrument issued or guaranteed by the Parent, the Issuer or the Guarantors shall not be deemed to create a short position with respect to the Notes so long as (x) such index is not created, designed, administered or requested by such Holder or its Affiliates and (y) the Parent, the Issuer or the Guarantors and any instrument issued or guaranteed by the Parent, the Issuer or the Guarantors, collectively, shall represent less than 5% of the components of such index,

(iv)          derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Notes, if such Holder is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Notes are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Notes would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Parent, the Issuer or the Guarantors (or a successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and

(v)            credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Notes, if such transactions are functionally equivalent to a transaction that offers the holder protection in respect of the Notes, or as to the credit quality of the Parent, the Issuer or the Guarantors other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such holder or its Affiliates and (y) the Parent, the Issuer or the Guarantors and any instrument issued or guaranteed by any of the Parent, the Issuer or the Guarantors, collectively, shall represent less than 5% of the components of such index.

In connection with any such determination, each Holder shall promptly notify the Parent in writing that it is a Net Short Holder, or shall otherwise be deemed to have represented and warranted to the Parent that it is not a Net Short Holder (it being understood and agreed that the Parent and the Trustee shall be entitled to rely on each such representation and deemed representation without independent verification thereof). For the avoidance of doubt, a Net Short Holder shall not, without the consent of the Parent (in its sole discretion), have any right to vote any of its Notes and shall be deemed to have voted or consented, as applicable, its interest as a Holder, as applicable, without discretion in the same proportion as the allocation of voting with respect to such matter by the Holders who are not Net Short Holders.

Section 9.03       Revocation and Effect of Consents and Waivers.

(a)             A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.

(b)            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04       Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Issuer may require the Holder to deliver the Note to the Trustee. If so instructed by the Issuer, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.05       Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, in addition to the documents required by Section 11.03, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuer in accordance with its terms.

Article 10
GUARANTEES

Section 10.01   The Note Guarantees. Subject to the provisions of this Article 10, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, as a primary obligor and not merely as a surety, on a senior basis, secured by the Collateral, to the Trustee and each Holder and their respective successors and assignees, the full and punctual payment (whether at Stated Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02   Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute, irrespective of the value, genuineness, legality, validity, regularity and enforceability of the obligations of the Company, the Parent and the Guarantors under this Indenture or any other agreement or instrument referred to herein, and, without limiting the generality of the foregoing, to the extent permitted by applicable law, will not be released, discharged or otherwise affected by:

(1)            any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(2)            any rescission, waiver, modification or amendment of or supplement to this Indenture or any Note, or any agreement or instrument executed pursuant thereto;

(3)            any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4)            the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)            any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture;

(6)            any failure to perfect any lien or security interest granted to, or in favor of, the Holders; or

(7)            any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03   Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04   Waiver by the Guarantors. To the extent permitted by applicable law, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. Each Guarantor irrevocably and irreversibly waives the benefits (“benefício de ordem”) provided for under articles 333 (sole paragraph), 364, 366, 368, 827, 829 (sole paragraph), 830, 834, 835, 837, 838, I and II and 839 of the Brazilian Civil Code and articles 130 and 794 of the Brazilian Code of Civil Procedure.

Section 10.05   Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article 10, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 10.06   Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07   Limitation on Guarantor Liability.

(a)             Notwithstanding anything to the contrary in this Indenture, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor does not constitute a fraudulent transfer or conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, Luxembourg, the United Kingdom or the United States. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.08   Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the Person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09   Release of Guarantee. The Note Guarantee of a Guarantor will terminate upon:

(1)            other than with respect to the Parent, the sale or disposition of all or substantially all the assets of the Guarantor to a Person that is not the Issuer or a Guarantor in compliance with this Indenture;

(2)            repayment, defeasance or discharge of the Notes, as provided in Article 8;

(3)            other than with respect to the Parent, upon the sale or disposition (including by way of consolidation or merger or the sale or disposition of the equity interests of such Person) of a Guarantor to a Person that is not the Issuer or a Guarantor, if immediately after such sale or disposition such Person is not a Subsidiary of the Parent and such sale or disposition is in compliance with this Indenture;

(4)            if the Note Guarantee was required pursuant to the terms of the Indenture, the cessation of the circumstances requiring such Note Guarantee; or

(5)            upon the designation of such Guarantor as an Unrestricted Subsidiary or the dissolution of such Guarantor pursuant to the terms of this Indenture.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

Section 10.10   Luxembourg Guarantee; Limitation.

(a)             Notwithstanding the foregoing and any other provision of this Indenture to the contrary, the obligations and liabilities of any Guarantor incorporated in Luxembourg (a “Luxembourg Guarantor”) under this Indenture for the obligations of the Issuer or any other Guarantor which is not a subsidiary of that Luxembourg Guarantor shall be limited at any time (with no double counting), to an aggregate amount not exceeding 90% of the greater of:

(1)            the sum of:

(A)           the Luxembourg Guarantor's own funds (capitaux propres) (as referred to in Annex I to the Grand Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg law of 19 December 2002 on the commercial companies' register and the accounting and annual accounts of undertakings, as amended (the “Grand Ducal Regulation”)) (the “Own Funds”); and

(B)           all debt owed by such Luxembourg Guarantor to any of its direct or indirect shareholders and to any member of its group of companies (recorded in any of the categories of the debt section (dettes) of Annex I to the Grand Ducal Regulation) (the “Intra-Group Debt”);

both as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date this Indenture was entered into; or

(2)            the sum of:

(A)           the Own Funds; and

(B)           the Intra-Group Debt;

both as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date on which the guarantee is called.

(b)            The above limitation shall not apply to any amounts borrowed under the Indenture and made available directly or indirectly, in any form whatsoever, to such Luxembourg Guarantor or any of its Subsidiaries.

(c)             Notwithstanding anything herein to the contrary, the obligations and liabilities of such Luxembourg Guarantor shall not include any obligation or liability to the extent that, if so included, would constitute (i) an unlawful financial assistance in violation of article 1500-7 of the Luxembourg Act of 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies Act”), or (ii) a use of corporate assets violating article 1500-11 of the Luxembourg Companies Act (abus de biens sociaux).

Article 11
MISCELLANEOUS

Section 11.01   Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 11.02   Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:

To the Issuer and the Guarantors:

[__]
Attention: [__]
with copy to: [__]

To the Trustee, Registrar, Transfer Agent and Paying Agent,

Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, Delaware 19801
Attention: Anita Woolery

To the Collateral Agent,

TMF Group New York, LLC
10 Grand Central

155 E. 44th Street, Suite 905

New York, New York 10017

Attention: David Johnson (Senior Counsel)

Email: david.johnson@tmf-group.com

Notices or communications to the Issuer and the Guarantors will be deemed given if given to the Company.

Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be sent by mail to the respective addresses of the holders as they appear in the Registrar’s books, and such notices will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.03   Officers’ Certificate and Opinion of Counsel as to Conditions Precedent.

(a)             Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture or any Collateral Document (including, without limitation, any actions relating to the authentication and delivery of Notes in accordance with Section 2.02 hereof, the release or the release and substitution of Collateral in accordance with Section 12.02 hereof, or the satisfaction and discharge of this Indenture in accordance with Article 8), the Company shall furnish to the Trustee:

(i)              an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or such Collateral Document, as applicable, relating to the proposed action have been complied with; and

(ii)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)            Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 4.06(b) hereof) shall include:

(i)              a statement that the person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii)          a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.04   Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may name the time and the place and make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agent and the Transfer Agent may make reasonable rules for their functions.

Section 11.05   Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under or in connection with the Notes or the Note Guarantees, as the case may be, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any note, the Issuer and the Guarantors shall indemnify the Trustee or such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer and the Guarantors shall indemnify the recipient against the reasonable cost of making any such purchase.

For the purposes of this Section 11.05, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note.

Section 11.06   No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 11.07   Legal Holidays. In any case where any Interest Payment Date or Redemption Date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or date of Maturity, as the case may be, on account of such delay.

Section 11.08   Governing Law and Waiver of Jury Trial. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE APPLICATION OF ARTICLES 470-1 TO 470-19 (BOTH INCLUDED) OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES, DATED AUGUST 10, 1915, AS AMENDED, IS EXPRESSLY EXCLUDED. EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.09   Consent to Jurisdiction; Waiver of Immunities.

(a)             Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture, the Notes, the Notes guarantees or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Issuer and each of the Guarantors irrevocably appoint Cogency Global, Inc. (the “Process Agent”), located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding (and, exclusively in relation to the Guarantors and for the purposes of Brazilian law, as their attorney-in-fact pursuant to articles 653 et. seq. of the Brazilian Civil Code). If for any reason such Person shall cease to be such agent for service of process, the Issuer and each of the Guarantors shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. For the purposes of Article 9 of Brazilian Decree Law No. 4,657 of September 4, 1942, and Article 78 of the Brazilian Civil Code, the transactions contemplated by this Agreement have been constituted and proposed to the Company by the Holders in the State of New York.

(b)            The Issuer and each of the Guarantors hereby irrevocably appoint the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York (and, exclusively in relation to the Guarantors and for the purposes of Brazilian law, as their attorney-in-fact pursuant to articles 653 et. seq. of the Brazilian Civil Code). Such service shall be made by delivering by hand a copy of such process to the Issuer or any Guarantor, as the case may be, in care of the Process Agent at the address specified above. The Issuer and each of the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Issuer or any Guarantor, as the case may be, or failure of the Issuer or any Guarantor, as the case may be, to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent, the Issuer or the Guarantors. As an alternative method of service, the Issuer and each of the Guarantors also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Issuer or such Guarantor, as the case may be, at the address specified in Section 11.02 or at any other address previously furnished in writing by the Issuer or the Guarantors to the Trustee. The Issuer and each of the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.

(c)             Nothing in this Section 11.09 shall affect the right of any party, including the Trustee, any Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of any other competent jurisdiction.

(d)            The Issuer and each of the Guarantors irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Issuer and each of the Guarantors irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Notes.

Section 11.10   Successors and Assigns. All covenants and agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11   Multiple Originals and Counterparts; Electronic Execution. The parties may sign any number of copies of this Indenture, including in electronic .pdf format. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page of this Indenture by telecopy, email, pdf, electronic signature or any other electronic means (e.g., “pdf,” DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Indenture. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.12   Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 11.13   Force Majeure. In no event shall the Trustee nor any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, lockouts, accidents, severe weather, floods, pandemics, epidemics, disease, acts of war or terrorism, civil or military disturbances or hostilities, nuclear or natural catastrophes or acts of God, any provision of any present or future law or regulation or of any Governmental Authority, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or Federal Reserve Bank wire service; it being understood that the Trustee and such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.14   USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each Person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 11.15   No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of any other. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Indenture is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

Section 11.16   Communication by Holders with Other Holders. Holders may communicate pursuant to and in accordance with Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer and the Trustee shall comply with Section 312(b) of the TIA and the Trustee, after reasonably ascertaining such Holder’s ownership of the Notes in accordance with Section 312(b) of the TIA, shall, at its election, provide the information specified under Section 312 of the TIA in accordance with, and subject to the terms of, the TIA. The Issuer, the Guarantors, the Trustee, and Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Article 12
COLLATERAL

Section 12.01   Collateral Documents.

(a)             The due and punctual payment of the principal of, premium and interest (including Additional Amounts, if any) on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Note Guarantees, and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Company’s and the Guarantors’ respective obligations hereunder. The Collateral Documents taken together with, and subject to terms of, the Intercreditor Agreements shall effectuate the grant by the Company and the Guarantors party thereto to the Collateral Agent of second ranking security interests in the Collateral subject only to Permitted Liens. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral for the benefit of the Secured Parties and pursuant to the terms of the Collateral Documents, except as otherwise provided in any Collateral Document. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (in each case, including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into (and for the Trustee to acknowledge, as applicable) the Collateral Documents to which they are a party and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, the Notes, and the Note Guarantees, according to the intent and purposes herein expressed. The Company shall, and shall cause the Guarantors to, take any and all actions and make all filings required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Documents, and the other Secured Obligations as defined in the Collateral Documents, a valid and enforceable perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) Lien and security interest in and on all of the Collateral (subject to the terms of the Collateral Documents), in favor of the Collateral Agent for the benefit of the Holders and the other Secured Parties, in each case to the extent required under the Collateral Documents. Notwithstanding the foregoing, it is understood that the Company shall be responsible for all filings required in connection with any applicable financing statement and the continuation, maintenance and/or perfection of any such filing or the lien and security interest granted in connection therewith. If property that is intended to be Collateral is acquired by the Company or a Guarantor (including property of a Person that becomes a new Guarantor) that is not automatically subject to a perfected (or, to the extent applicable, a similar method of effecting a security interest against third parties) security interest under the Collateral Documents, then the Company or such Guarantor will provide a Lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the Collateral Agent. Notwithstanding anything herein to the contrary, in no event will the Company or the Guarantors be required to (i) enter into any Collateral Documents, make any filings or take any other actions with respect to the Collateral in any jurisdiction other than Brazil (other than perfection steps under applicable U.S. law with respect to the Exit Proceeds Account), or (ii) grant security interests in any other categories of Collateral, or enter into any other types of Collateral Documents, beyond the categories of Collateral and the types of Collateral Documents (together with any amendments and supplements thereto) required to be delivered pursuant to this Indenture as of the Issue Date (other than any additional Collateral Documents required as a result of changes to applicable Brazilian law after the Issue Date).

(b)            Without limitation of the foregoing, as collateral security for the due and punctual payment, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, of the Obligations of the Company and the Guarantors to the Holders, the Trustee and the other Secured Parties under this Indenture, the Notes, the Note Guarantees, and the Collateral Documents, the Exit Proceeds Account Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Exit Proceeds Account Pledgor’s right, title and interest in, to and under the Exit Proceeds Account, all funds and amounts deposited to or held in the Exit Proceeds Account, and all proceeds of the foregoing.

(c)             Subject to the Intercreditor Agreements, the Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and the Company will, and will cause each Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Secured Parties duly created, enforceable and perfected Liens to the extent required by this Indenture and the Collateral Documents, as from time to time constituted.

(d)             The Collateral Agent, the Holders and the other Secured Parties acknowledge and agree that (i) the Lien in the Slots granted to the Collateral Agent under the Collateral Documents is subject in all respects to the payment in full of the obligations under the Tax Settlement Agreement and the occurrence of the Springing Lien Date, (ii) the Collateral Agent shall not have any rights on behalf of the Secured Parties under the Collateral Documents with respect to the Slots until the Springing Lien Date, (iii) none of the Collateral Agent, the Holders or the other Secured Parties shall take any action with respect to the Slots that would violate the Tax Settlement Agreement and (iv) any Lien in the Slots granted to the Collateral Agent under the Collateral Documents shall in any event be subject to the Intercreditor Agreements.

Section 12.02   Release of Collateral.

(a)             Subject to Sections 12.02(b), (c), and (d), and to the terms and conditions of the Intercreditor Agreements, the Liens securing the Notes will be automatically released, and the Trustee (subject to its receipt of an Officers’ Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release, and instruct in writing the Collateral Agent to execute, as applicable, the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1)            in whole upon:

(A)           payment in full of the principal of, together with accrued and unpaid interest (including Additional Amounts, if any) on, the Notes and all other obligations under this Indenture;

(B)           [satisfaction and discharge of this Indenture as set forth under Article 8;

(C)           a Legal Defeasance or Covenant Defeasance as set forth under Article 8;]

(2)            in part, as to any asset constituting Collateral:

(A)           that is sold, transferred or otherwise disposed of by the Issuer or any Guarantor to any Person that is not the Issuer or a Guarantor in a transaction permitted by this Indenture and the Collateral Documents,

(B)           that is held by a Guarantor that is released from its Note Guarantee pursuant to Section 10.09,

(C)           that is otherwise released in accordance with this Indenture or the Collateral Documents,

(D)           that is or becomes an Excluded Asset; or

(E)            that is required to be released in accordance with any Intercreditor Agreement.

(b)            With respect to any release of Collateral, the Trustee and the Collateral Agent shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Documents to such release have been satisfied, that such release is authorized or permitted by the terms of this Indenture or the Collateral Documents, and that the Trustee and the Collateral Agent are authorized and directed to execute and deliver the documents provided by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, Opinion of Counsel or direction and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officers’ Certificate, Opinion of Counsel and written direction.

(c)             At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

(d)            Notwithstanding anything to the contrary in this Section 12.02 and the partial release of Liens in accordance with sections (a) and (b) above, Liens shall not be released in whole while other Secured Obligations (as such term is defined in the Collateral Documents) are still outstanding.

Section 12.03   Suits to Protect the Collateral.

Subject to the provisions of Article 7 hereof and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions the Trustee may determine in order to:

(a)             enforce any of the terms of the Collateral Documents; and

(b)            collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Collateral Documents, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect their interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.04   Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the terms of the Intercreditor Agreements, the Trustee (and the Principal Paying Agent on behalf of the Trustee) is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.05   Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 12.06   Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the lawful possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

Section 12.07   Collateral Agent.

(a)             Each of the Holders, by acceptance of the Notes, and the Company hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, and consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.07. The provisions of this Section 12.07 are solely for the benefit of the Collateral Agent, and none of the Trustee, any of the Holders, the Company nor any of the Guarantors shall have any rights as a third-party beneficiary of any of the provisions contained in this Section 12.07 other than as expressly provided in Section 12.03.

(b)            Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Collateral Agent may perform and/or delegate any of its rights, powers, remedies and duties under this Indenture and/or the Collateral Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (each, a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The exculpatory provisions of this Article 12 and any provision of this Indenture shall apply to any such receiver, agent, employee, attorney-in-fact or Related Person as third-party beneficiary of such provisions. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made with due care.

(c)             Neither the Collateral Agent nor any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment) or under or in connection with any Collateral Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment), or (ii) be responsible in any manner to either of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor or Affiliate of any Guarantor, or any Officer or Related Person thereof, contained in this Indenture, or any Collateral Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, or the Collateral Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Collateral Documents, or for any failure of the Company or any Guarantor or any other party to this Indenture, the Collateral Documents to perform its obligations hereunder or thereunder. Neither the Collateral Agent nor any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the existence of any Default or Event of Default, the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or to inspect the properties, books, or records of the Company, any Guarantor or any Guarantor’s Affiliates.

(d)            The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or email) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Except as required by any Collateral Document, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive such advice or concurrence of the Trustee (acting at the written direction of the Required Holders) or the Required Holders as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as required by any Collateral Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee (acting at the written direction of the Required Holders) or the Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)             The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” Subject to the provisions of the Collateral Documents, the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Required Holders (subject to this Section 12.07).

(f)             A Collateral Agent may resign at any time by giving thirty days’ written notice to the Trustee, the Company and the Holders, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor Collateral Agent; provided that at any time while an Event of Default has occurred and is continuing, such appointment shall be made by the Required Holders. If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may (or at the written direction of the Required Holders, the Collateral Agent shall), or the Company (so long as there is not a continuing Event of Default) or the Required Holders may, appoint, subject to the consent of the Company (which consent shall not be unreasonably withheld and which consent shall not be required during a continuing Event of Default), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Company (if such consent is required) pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Trustee, the Required Holders, or the resigning Collateral Agent shall be entitled to petition a court of competent jurisdiction, at the sole expense of the Company, to appoint a successor. In addition, the Required Holders may remove the Collateral Agent by so notifying the Trustee, the Issuer and the Collateral Agent in writing, which removal shall become effective upon the appointment of a successor Collateral Agent by the Required Holders (which successor Collateral Agent shall be subject to the consent of the Company, which consent shall not be unreasonably withheld and which consent shall not be required during a continuing Event of Default). Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring or removed Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After a retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Section 12.07 (and Section 7.07) shall continue to inure to its benefit and such retiring or removed Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

(g)            Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment. The Collateral Agent shall not be responsible for any misconduct or negligence on the part of any co-Collateral Agent, agent, attorney, custodian or nominee appointed with due care by it hereunder. The Collateral Agent shall not incur any liability as a result of the sale (whether public or private) of the Collateral or any part thereof at any sale pursuant to this Indenture or any Collateral Document conducted in a commercially reasonable manner. Each of the Company, each Guarantor, and the Holders (by each of their acceptance of the Notes) hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Collateral Agent accepts the first officer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Company, each Guarantor, and the Holders (by each their acceptance of the Notes) hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and Company further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Holder for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

(h)            The Collateral Agent and the Trustee, as applicable, are authorized and directed by the Company and the Holders (by acceptance of the Notes) to (i) enter into the Collateral Documents to which they are a party and the Intercreditor Agreements, whether executed before, on or after the Issue Date, (ii) make the representations of the Holders set forth in the Collateral Documents, (iii) bind the Holders on the terms as set forth in the Collateral Documents and (iv) perform and observe its obligations under the Collateral Documents; provided that the Trustee, as such and in its capacity as the Collateral Agent under the Collateral Documents, shall not take any action under the Collateral Documents except at the written direction of the Holders of the applicable percentage of Outstanding Notes or pursuant to a Company Order and Opinion of Counsel, in each case, to the extent permitted by the terms of this Indenture.

(i)              If at any time or times the Trustee or the Paying Agent shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee or the Paying Agent from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee or the Paying Agent pursuant to Article 7, the Trustee or the Paying Agent shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of the applicable Intercreditor Agreements, this Indenture and the Collateral Documents.

(j)              Subject to the Intercreditor Agreements, should the Trustee obtain possession of any Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(k)            The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any of the Company’s or the Guarantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Collateral Document other than pursuant to the instructions of the Trustee (acting at the written direction of the Required Holders) or the Required Holders or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l)              If the Issuer or any Guarantor (i) incurs any obligations secured on a senior, pari passu or junior basis to the Liens securing the Obligations at any time when no applicable Intercreditor Agreement is in effect or at any time when Indebtedness is entitled to the benefit of an existing Intercreditor Agreement and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an applicable Intercreditor Agreement or a supplement to an Intercreditor Agreement then in effect in favor of a designated agent or representative for the holders of the obligations secured on a senior, pari passu or junior basis to the Liens securing the Obligations so incurred, together with an Opinion of Counsel, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement or such supplement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officers’ Certificate nor an Opinion of Counsel shall be required in connection with the First Lien/Second Lien Intercreditor Agreement or the Second Lien Pari Passu Intercreditor Agreement to be entered into by the Collateral Agent on the Issue Date.

(m)           No provision of this Indenture or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of a Collateral Agent) if it shall not have received security and/or indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security and/or indemnity from the Company or the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (m) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)            The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(o)            Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, pandemics, epidemics, disease, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)            The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Guarantor under this Indenture and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or any Collateral Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien there-in; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its obligations under this Indenture and the Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture or any Collateral Document.

(q)            The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(r)             Upon the receipt by the Collateral Agent of a written request of the Company signed by one Officer of the Company (a “Collateral Document Order”), such Collateral Agent is hereby authorized and directed to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document (in form and substance reasonably satisfactory to the Collateral Agent) to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 12.07(r), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(s)             Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Collateral Documents to which it is a party (or joinders thereto) and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction, or exercise any discretionary power, except discretionary rights and powers expressly contemplated hereby or by the Collateral Documents, without the written direction of the Company, the Trustee, or the Required Holders, as applicable. The Collateral Agent shall be entitled to refrain from any act or the taking of any action hereunder or under any of the Collateral Documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions from the Required Holders or the Trustee, as applicable, and if the Collateral Agent deems necessary, satisfactory security and/or indemnity, and shall not be liable for any such delay in acting. The Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture or any Collateral Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to,” “approved by,” “acceptable to,” “as determined by,” “in the discretion of,” “selected by,” “requested by” the Collateral Agent and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its reasonable discretion.

(t)              After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents.

(u)            The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents, for turnover to the Paying Agent to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.06 hereof and the other provisions of this Indenture.

(v)            [Reserved].

(w)           Notwithstanding anything to the contrary in this Indenture or any Collateral Document, in no event shall the Collateral Agent nor the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, re-recording, re-filing, registering, perfection, protection or maintenance of the security interests, financial statement, financing statement, perfection statement, continuation statement or other statement, or Liens intended to be created by this Indenture or the Collateral Documents in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Indenture or the Collateral Documents, neither shall the Collateral Agent nor the Trustee be responsible for, and neither the Collateral Agent nor the Trustee make any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(x)            Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.03. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)            The Company shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.07.

Section 12.08   [Reserved].

Section 12.09   Co-Collateral Agent. If at any time or times it shall be necessary in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Required Holders so request, the Trustee and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another financing institution, or one or more persons approved by such Collateral Agent, the Company and the Trustee, either to act as co-Collateral Agent or co-Collateral Agent of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate Collateral Agent or Collateral Agents any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Article 12 without the concurrent consent of the Holders, and the Holders, by acceptance of the Notes, hereby appoint the applicable co- Collateral Agent as its trustee and attorney to act under the foregoing provisions of this Section 12.09 in such case.

Section 12.10   Limitation of Liability of the Collateral Agent.

The Collateral Agent is entering into this Indenture and the Collateral Documents not in its individual capacity but solely in its capacity as Collateral Agent under this Indenture, the Collateral Documents and in entering into such documents and acting hereunder and thereunder. Notwithstanding anything to the contrary contained herein or in any Collateral Document, the Collateral Agent shall be entitled to all the rights, protections, indemnifications and immunities granted to the Collateral Agent under this Indenture. For the avoidance of doubt and notwithstanding anything to the contrary herein, all of the rights, protections, immunities and indemnities granted to the Trustee hereunder shall also inure to the benefit of the Collateral Agent acting hereunder and under the Collateral Documents and all of the provisions of this Indenture granting such rights, protections, immunities and indemnities shall apply to the Collateral Agent as if such Persons were named in such provisions. The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent s shall not be construed as duties. Any exercise of discretion on behalf of the Collateral Agent shall be exercised in accordance with the terms of this Indenture and the Collateral Documents. Notwithstanding anything to the contrary contained herein or in any Collateral Document, and for the avoidance of doubt, any obligations of the Collateral Agent to indemnify, compensate or reimburse the any party under the terms of this Indenture, the Collateral Documents, shall be (i) an obligation of the Collateral Agent solely in its capacity as Collateral Agent under this Indenture and the Collateral Documents; (ii) limited solely to the funds available to it under this Indenture and the Collateral Documents at any point in time; (iii) limited solely to the scope of the Collateral Agent’s direction to a party to this Indenture and the Collateral Documents; and (iv) not applicable in the event of gross negligence or willful misconduct as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment of the applicable party to this Indenture and the Collateral Documents.

Section 12.11   TIA Requirements with respect to Collateral.

(a)             The Issuer will comply with the provisions of Section 314(b) of the TIA.

(b)            The Issuer will comply with the provisions of Section 314(d) of the TIA. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Indenture, the Issuer and the Guarantors shall not be required to comply with all or any portion of Section 314(d) of the TIA if they reasonably determine that under the terms of Section 314(d) of the TIA or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable.

(c)             Any release of Collateral permitted by Section 12.02 will be deemed not to impair the Liens on the Collateral in contravention of this Indenture and the Collateral Documents and any Person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee and the Collateral Agent may, to the extent permitted by this Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such certificates and opinions.

(d)            If any Collateral is released in accordance with this Indenture or any Collateral Document at a time when the Trustee is not itself also the Collateral Agent and if the Issuer has delivered the certificates and documents required by the Collateral Documents and Section 12.02, the Trustee shall deliver all documentation received by it in connection with such release to the Collateral Agent.

(e)             Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the TIA. Subject to the other provisions of this Indenture and the Collateral Documents, the Issuer and the Guarantors are not required to obtain any release or consent from the Trustee, the Collateral Agent or the Holders or deliver any certificate or opinion otherwise required by Section 314(d) of the TIA with respect to the release of Collateral in connection with (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property or assets that is or has become worn out, defective, obsolete or not used or useful in the business of the Issuer and the Guarantors; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions for any leases, contracts or other agreements or instruments in the ordinary course of business; (iii) surrendering or modifying any franchise, license or permit that it may hold or own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting, selling or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or payment of interest or in connection with any Issuer’s or Guarantor’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business; (ix) abandoning any property (including intellectual property) that is no longer used or useful in the business of the Issuer and the Guarantors; or (x) any release that is required in accordance with the First Lien/Second Lien Intercreditor Agreement or the Second Lien Pari Passu Intercreditor Agreement. The Issuer shall deliver to the Trustee within 30 days following June 30 and December 30 of each year, commencing on the earlier of the first: (A) June 30 following the date hereof and (B) December 30 following the date hereof, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the Holders of the Notes or the Trustee was obtained pursuant to the foregoing provisions were made in the ordinary course of business and the use of proceeds in connection with such release were not prohibited by this Indenture.

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